Filed Pursuant to Rule 424(b)(3)
Registration No. 333-163069

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
SUPPLEMENT NO. 4, DATED JULY 6, 2012
TO THE PROSPECTUS, DATED JANUARY 17, 2012

This prospectus supplement (this “Supplement No. 4”) is part of the prospectus of American Realty Capital New York Recovery REIT, Inc. (the “Company,” “we,” “our” or “us”), dated January 17, 2012 (the “Prospectus”), as supplemented by Supplement No. 2, dated April 30, 2012 (“Supplement No. 2”), and Supplement No. 3, dated May 16, 2012 (“Supplement No. 3”). This Supplement No. 4 supplements, modifies, supersedes and replaces certain information contained in Supplement No. 2 and Supplement No. 3, and should be read in conjunction with the Prospectus. This Supplement No. 4 will be delivered with the Prospectus.

The purpose of this Supplement No. 4 is to, among other things:

•	disclose operating information, including the status of the offering and the shares currently for sale, the status of distributions, the status of our share repurchase program, the status of fees paid to our advisor and our property manager, dealer manager and their affiliates, our real estate investment summary, selected financial data and changes to our management;
•	disclose the extension of the offering to September 2, 2013, unless extended in accordance with this Prospectus;
•	disclose changes to investor suitability standards for Michigan and New Mexico investors;
•	update disclosure relating to our multi-offering subscription agreement;
•	update disclosure relating to our investment objectives;
•	update our risk factors including risks relating to the source of our distributions;
•	disclose changes to the advisory agreement, including revisions to the timing and manner of payment of the asset management fees by us to the advisor;
•	update disclosure relating to our management;
•	update our description of real estate investments;
•	update prior performance information;
•	update disclosure relating to roll-up transactions;
•	update disclosure relating to our distribution reinvestment plan;
•	update disclosure relating to volume discounts;
•	update disclosure relating to our plan of distribution;
•	update disclosure relating to how to subscribe;
•	update our Experts section;
•	incorporate certain information by reference;
•	update Appendix A-1 — Prior Performance Tables;
•	update Appendix C-1 — Subscription Agreement and Appendix C-2 — Multi-Offering Subscription Agreement; and
•	update Appendix E — Letter of Direction.

	Supplement No. 4 Page No.	Prospectus Page No.
Operating Information
Status of the Offering	S-3	N/A
Shares Currently Available for Sale	S-3	N/A
Status of Distributions	S-3	N/A
Share Repurchase Program	S-5	N/A
Status of Fees Paid and Deferred	S-5	N/A
Real Estate Investment Summary	S-5	N/A
Selected Financial Data	S-7	N/A
Management Changes	S-7	N/A
Prospectus Updates
Investor Suitability Standards	S-8	ii, iii
Prospectus Summary	S-8	7, 10
Investment Objectives	S-9	11, 74, 127
Risk Factors	S-9	33, 37, 38, 39
Management Compensation	S-11	24, 88, 96, 103, 109
Management	S-13	83, 87, 94, 95, 100, 103, 105, 106
Conflicts of Interest	S-17	118, 119
Description of Real Estate Investments	S-18	141
Prior Performance Summary	S-22	171
Restrictions on Roll-up Transactions	S-32	216
Distribution Reinvestment Plan	S-32	218
Volume Discounts	S-33	243
Plan of Distribution	S-35	242, 244
How to Subscribe	S-35	246
Experts	S-36	251
Incorporation of Certain Information by Reference	S-36	252
Prior Performance Tables	S-37	A-1
Subscription Agreements	S-37	C-1-1, C-2-1
Letter of Direction	S-37	E-1
Appendix A — Prior Performance Tables	A-1	A-1
Appendix C-1 — Subscription Agreement	C-1-1	C-1-1
Appendix C-2 — Multi-Offering Subscription Agreement	C-2-1	C-2-1
Appendix E-1 — Letter of Direction	E-1	E-1

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of 150.0 million shares of common stock on September 2, 2010. On December 9, 2010, we received and accepted aggregate subscriptions in excess of the minimum of $2.0 million in shares, broke escrow and issued shares of common stock to our initial investors who were admitted as stockholders. On March 6, 2012, we raised in excess of $75.0 million in aggregate gross proceeds from all investors for shares of our common stock. Accordingly, we are now accepting subscriptions from all states, including subscriptions from residents of Pennsylvania.

As of June 15, 2012, we had acquired 11 commercial properties which were 97.6% leased on a weighted average basis as of such date. As of June 15, 2012, we had total real estate investments, at cost, of $181.6 million. As of March 31, 2012, we had incurred, cumulatively to that date, $10.9 million in selling commissions, dealer manager fees and offering costs for the sale of our common stock.

We will offer shares of our common stock until September 2, 2013, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 150.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan, or DRIP, for sale in our primary offering).

Shares Currently Available for Sale

On December 15, 2011, we exercised our option to convert all outstanding preferred shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act of 1933, as amended) into 2.0 million shares of common stock on a one-to-one basis. As of June 15, 2012, we had received aggregate gross proceeds of $111.4 million, consisting of $92.8 million from the sale of 9.4 million shares of common stock in our public offering, $1.6 million from the DRIP and $17.0 million from the converted preferred shares. As of June 15, 2012, there were 11.5 million shares of our common stock outstanding, including restricted stock, converted preferred shares and shares issued under the DRIP. As of June 15, 2012, there were 138.7 million shares of our common stock available for sale, excluding shares available under our DRIP.

On April 24, 2012, our board of directors approved an extension of the termination date of our public offering from September 2, 2012 to September 2, 2013. Accordingly, all references in the Prospectus to the termination of this offering are revised to state that this offering will terminate on September 2, 2013, unless further extended.

Status of Distributions

On September 22, 2010, our board of directors declared a distribution rate equal to a 6.05% annualized rate based on the offering price of $10.00 per share of our common stock, commencing December 1, 2010. The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. The dividend is calculated based on stockholders of record each day during the applicable period at a rate of $0.00165753424 per day.

In conjunction with the offering of the preferred shares, the board of directors declared, on a monthly basis, cumulative cash distributions at the rate of 8% per annum of the $9.00 liquidation preference per share (resulting in a distribution rate of 8.23% of the purchase price of the preferred shares if the purchase price was $8.75 and a distribution rate of 8.47% the purchase price of the preferred shares if the purchase price was $8.50). The distribution on each of our shares is cumulative from the first date on which such share was issued and we aggregate and pay the distributions monthly in arrears on or about the first business day of each month. On December 15, 2011, we exercised our option to convert the preferred shares into common stock on a one-for-one basis. Therefore, as of December 31, 2011, there are no more preferred shares outstanding. All distributions related to preferred shares have been paid as of December 31, 2011 and therefore no more distributions are owed to the former preferred stockholders.

During the three months ended March 31, 2012, distributions paid to common stockholders totaled $1.0 million inclusive of $0.5 million of the value of common stock issued under the DRIP. Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the three months ended March 31, 2012, our distributions were fully covered by cash flows from operations. We have continued to pay distributions to our stockholders each month since our initial distributions payment in April 2010. There is no assurance that we will continue to declare distributions at this rate.

The following table shows the sources for the payment of distributions to common stockholders for the three months ended March 31, 2012 and the years ended December 31, 2011 and 2010:

	Three Months Ended March 31, 2012		Year Ended December 31, 2011		Year Ended December 31, 2010
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Distribution paid in cash	$523		$2,025		$684
Distributions reinvested	467		419		—
Total distributions	$990		$2,444		$684
Source of distribution coverage:
Cash flows provided by (used in) operations(1)	$990	100%	$263	10.8%	$—	—%
Common stock issued under the DRIP	—	—%	419	17.1%	—	—%
Proceeds from mortgage financings	—	—%	1,331	54.5%	—	—%
Proceeds from issuance of common stock	—	—%	431	17.6%	684	100.0%
Total sources of distributions	$990	100.0%	$2,444	100.0%	$684	100.0%
Cash flows provided by (used in) operations (GAAP basis)(1)	$992		$263		$(1,234)
Net loss attributable to stockholders (in accordance with GAAP)	$(617)		$(3,419)		$(1,762)

(1)	Cash flows provided by operations for the three months ended March 31, 2012 and the years ended December 31, 2011 and 2010 included $0.5 million, $1.5 million and $1.4 million of acquisition- and transaction-related expenses, respectively.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from October 6, 2009 (date of inception) through March 31, 2012.

(In thousands)	For the Period from October 6, 2009 (date of inception) to March 31, 2012
Distributions paid:
Preferred stockholders	$2,158
Common stockholders in cash	1,074
Common stockholders pursuant to DRIP / offering proceeds	886
Total distributions paid	$4,118
Reconciliation of net loss:
Revenues	$12,637
Acquisition and transaction-related expenses	(3,525)
Depreciation and amortization	(6,508)
Other operating expenses	(2,303)
Other non-operating expenses	(6,033)
Net income attributable to non-controlling interests	(69)
Net loss (in accordance with GAAP)(1)	$(5,801)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the cash available for redemption on any particular date will generally be limited to the proceeds from the DRIP and we generally will limit the amount we spend to repurchase shares in a given quarter to the amount of proceeds we received from the DRIP in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. We may amend, suspend or terminate the program at any time upon 30 days’ notice.

As of March 31, 2012, we had accrued $0.1 million to repurchase 11,319 of shares of common stock at an average price of $10.00 per share due to the death of stockholders. Through March 31, 2012, we repurchased 2,538 shares of our common stock at an average price of $9.99 per share due to the death of one stockholder.

Status of Fees Paid and Deferred

Through March 31, 2012, we incurred from our advisor $4.5 million for offering costs related to our ongoing offering of common stock and paid $2.5 million and $1.0 million of acquisition fees and financing coordination fees, respectively, to our advisor. No property management fees or asset management fees were paid to our property manager or advisor.

Real Estate Investment Summary

Real Estate Portfolio

We acquire and operate commercial properties. All such properties may be acquired and operated by us alone or jointly with another party. As of June 15, 2012, all the properties we owned were 97.6% occupied on a weighted average basis. Our portfolio of real estate properties is comprised of the following properties as of June 15, 2012:

Portfolio Property	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy	Remaining Lease Term(1)	Annualized Net Operating Income(2) (in thousands)	Base Purchase Price(3) (in thousands)	Capitalization Rate(4)	Annualized Rental Income(5) per Occupied Square Foot
Interior Design Building	Jun. 2010	1	81,082	92.7%	3.9	$1,794	$32,250	5.6%	$39.75
Bleecker Street(6)	Dec. 2010	3	9,724	100.0%	7.7	2,449	34,000	7.2%	262.65
Foot Locker	Apr. 2011	1	6,118	100.0%	13.6	455	6,167	7.4%	74.37
Regal Parking Garage	Jun. 2011	1	12,856	100.0%	22.1	405	5,400	7.5%	31.50
Duane Reade	Oct. 2011	1	9,767	100.0%	16.4	960	14,000	6.9%	98.29
Washington Street Portfolio	Nov. 2011	1	22,306	100.0%	13.0	977	9,860	9.9%	47.34
One Jackson Square	Nov. 2011	1	7,080	100.0%	15.1	1,395	22,500	6.2%	236.16
42nd Street	Mar. 2012	1	42,774	100.0%	14.2	1,608	20,700	7.8%	41.66
Kings Highway	May 2012	1	61,318	100.0%	9.4	2,362	36,727	6.4%	41.52
		11	253,025	97.6%	10.4	$12,405	$181,604	6.8%	$58.35

(1)	Remaining lease term in years as of June 15, 2012, calculated on a weighted-average basis, where applicable.
(2)	Annualized net operating income for the three months ended March 31, 2012 for the leases in place on the property or properties, as applicable. Net operating income is rental income on a straight-line basis, which include tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.
(3)	Contract purchase price, excluding acquisition related costs.

(4)	Net operating income as of March 31, 2012 divided by base purchase price.
(5)	Annualized rental income as of June 15, 2012 for the property or properties, as applicable, on a straight-line basis, which includes tenant concessions such as free rent, as applicable.
(6)	Non-controlling interest holders contributed $13.0 million to purchase this portfolio. The Company redeemed $5.0 million of the affiliates’ interest in April 2012.

We believe that our real estate properties are suitable for their intended purpose and adequately covered by insurance. We are considering approximately $1.0 million of potential capital expenditures in the Interior Design Building that may occur over the next 12 – 24 months.

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the properties we own as of June 15, 2012:

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1) (in thousands)	Annualized Rental Income as a Percentage of the Total Portfolio	Leased Rentable Sq. Ft.	Percent of Portfolio Rentable Sq. Ft. Expiring
June 16, 2012 – December 31, 2012	—	$—	—	—	—
2013	1	86	0.6%	1,884	0.8%
2014	5	940	6.5%	27,670	11.2%
2015	1	49	0.3%	1,565	0.6%
2016	7	1,477	10.2%	24,961	10.1%
2017	9	2,014	14.0%	31,672	12.8%
2018	1	444	3.1%	18,000	7.3%
2019	2	631	4.4%	22,733	9.2%
2020	2	1,170	8.1%	5,450	2.2%
2021	—	—	—	—	—
Total	28	$6,811	47.2%	133,935	54.2%

(1)	Annualized rental income as of June 15, 2012 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Tenant Concentration

As of June 15, 2012, none of our tenants’ annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all portfolio properties.

The following table lists tenants whose rentable square footage is greater than 10% of the total portfolio square footage as of June 15, 2012:

Tenant	Number of Units Occupied by Tenant	Rentable Square Feet	Rentable Square Feet as a % of Total Portfolio	Lease Expiration	Remaining Lease Term(1)	Renewal Options	Annualized Rental Income(2) (in thousands)	Annualized Rent per Occupied Sq. Ft.
Westside 42 Parking LLC	1	34,979	14.2%	Apr. 2027	14.9	none	$1,035	$29.59

(1)	Remaining lease term in years as of June 15, 2012.
(2)	Annualized rental income as of June 15, 2012 for the tenant on a straight-line basis.

Selected Financial Data

The following selected financial data is as of March 31, 2012 and December 31, 2011 and the three months ended March 31, 2012 and 2011:

Balance sheet data (in thousands)	March 31, 2012	December 31, 2011
Total real estate investments, at cost	$146,422	$125,626
Total assets	159,077	136,964
Mortgage notes payable	75,143	75,250
Note payable	5,933	5,933
Total liabilities	86,633	85,733
Total equity	72,444	51,191

	Three Months Ended March 31,
Operating data (in thousands, except share and per share data)	2012	2011
Total revenues	$2,725	$1,690
Operating expenses:
Property operating	317	402
Acquisition and transaction related	515	—
General and administrative	11	38
Depreciation and amortization	1,425	883
Total operating expenses	2,268	1,323
Operating income	457	367
Other income (expenses):
Interest expense	(1,051)	(660)
Loss on derivative instrument	(1)	—
Total other expenses	(1,052)	(660)
Net loss	(595)	(293)
Net income attributable to non-controlling interests	(24)	(48)
Net loss attributable to stockholders	$(619)	$(341)
Other data:
Cash flows provided by (used in) operations	$992	$(77)
Cash flows used in investing activities	(20,513)	(338)
Cash flows provided by financing activities	15,722	3,298
Per share data:
Net loss per common share attributable to stockholders – basic and diluted	$(0.08)	$(1.27)
Distributions declared per common share	$0.65	$0.65
Weighted-average number of common shares outstanding, basic and diluted	7,490,591	543,324

Management Changes

Effective March 12, 2012, William M. Kahane resigned as President and Treasurer of the Company, as a result of Mr. Kahane’s appointment as President and Chief Executive Officer of American Realty Capital Trust, Inc., or ARCT. On March 1, 2012, ARCT internalized the management services previously provided by its affiliates and ARCT’s common stock was listed on The NASDAQ Global Select Market. Mr. Kahane will remain as a member of the Board of Directors of the Company.

Simultaneous with Mr. Kahane’s resignation, the Board of Directors of the Company appointed Edward M. Weil, Jr., then the Company’s Executive Vice President and Secretary, as President, Secretary and Treasurer, effective March 12, 2012, in accordance with the terms of the Company’s Bylaws. Mr. Weil has been Executive Vice President and Secretary of the Company since its formation in October 2009.

PROSPECTUS UPDATES

Investor Suitability Standards

The paragraph “Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington” on page ii of the Prospectus is replaced in its entirety by the following:

“Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico

“•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Note that Ohio investors cannot participate in the distribution reinvestment plan feature that allows investors to reinvest in subsequent affiliated programs.”

The following paragraph is added immediately before the paragraph “Tennessee” on page ii of the Prospectus:

“Michigan

“•	The maximum investment allowable in the company for a Michigan investor is 10% of his or her net worth.”

The following disclosure replaces the paragraph on page iii of the Prospectus:

“In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C-1. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Alternatively, except for investors in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, the requisite criteria may be met using the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). Executed subscription agreements will be maintained in our records for six years.”

Prospectus Summary

The following disclosure replaces in its entirety the question “What is the experience of your officers and directors in real estate?” on page 7 of the Prospectus.

“Q: What is the experience of your investment team?

A: Our real estate team is led by seasoned professionals who have institutional experience investing through various real estate cycles. Our chief executive officer has more than 23 years of real estate experience and our president, treasurer and secretary has more than nine years of real estate experience. In addition, our chief investment officer has more than 20 years of real estate experience, our chief operating officer has 26 years of experience and our chief financial officer has 11 years of real estate experience.”

The following disclosure replaces in its entirety the question “How do I subscribe for shares?” on page 10 of the Prospectus:

“Q: How do I subscribe for shares?

A: If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign the subscription agreement in the form attached hereto as Appendix C-1 for a specific number of shares and pay for the shares at the time you subscribe. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s).”

Investment Objectives

The following disclosure replaces in its entirety (i) the third bullet under the section “Prospectus Summary — Our Investment Objectives” on page 11 of the Prospectus, (ii) the third bullet under the section “Market Overview — Overview” on page 74 of the Prospectus and (iii) the third bullet under the section “Investment Strategy, Objectives and Policies — Overview” on page 127 of the Prospectus.

“•	“Potential for Appreciation — Purchase properties valued using current market rents with potential for appreciation and endeavor to acquire properties below replacement cost;”

The following disclosure replaces in its entirety the second sentence under the section “— Investment Considerations — Opportunistic Buy and Sell Startegy” on page 80 of the Prospectus.

“We intend to acquire high-quality properties with a potential for appreciation, increase the cash flow at the properties, and sell the properties, typically within three to five years after acquisition through asset sales, a company sale, or a public listing.”

Risk Factors

The following disclosure replaces the fourth sentence in the first paragraph under the risk factor “We have a limited operating history and have no established financing sources, and the prior performance of other real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results” on page 33 of the Prospectus.

“The recent real estate experience of Messrs. Schorsch, Weil and Happel principally has focused on triple-net leasing rather than the active operation of real estate properties.”

The following disclosure replaces the first paragraph under the risk factor “If our advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment” on page 37 of the Prospectus.

“Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, including Nicholas S. Schorsch and Edward M. Weil, Jr., each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to separately maintain key person life insurance on Messrs. Schorsch or Weil or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.”

The following risk factor is added immediately before the section “Risks Related to Conflicts of Interest” on page 37 of the Prospectus:

“If any of our public communication are held to be in violation of federal securities laws relating to public communications, we could be subject to potential liability. Investors in this offering should rely only on the statements made in this prospectus, as supplemented to date, in determining whether to purchase shares of our common stock.

From time to time, we or our representatives make public statements relating to our business and its prospects. Such communications are subject to federal securities laws. If any of our public communications are held by a court to be in violation of Section 5 of the Securities Act and a claim for damages is brought against us in connection therewith by one or more of our stockholders that purchased shares of our common stock on the basis of such communications before receiving a copy of this prospectus as supplemented to date, and potentially other stockholders, we could be subject to liability in connection with the shares we sold such persons during such period. Such stockholders would have a period of 12 months following the date of any violation determined by a court to have occurred to bring a Section 5 claim. Our liability in a Section 5 claim could include statutory interest from the date of such stockholder’s purchase, in addition to possibly other damages determined by a court. In the event that any of our communications are claimed to have been made in violation of Section 5 of the Securities Act, we expect that we would vigorously contest such claim. Nevertheless, we could not give any assurance as to any court’s ultimate determination with respect to any such claim. Accordingly, there is a risk that we could be subject to potential liability with respect to any Section 5 claim brought against us, and such liability may adversely affect our operating results or financial position.”

The following disclosure replaces in its entirety the risk factor “The management of multiple REITs, especially REITs in the development stage, by our executive officers and officers of our advisor may significantly reduce the amount of time our executive officers and officers of our advisor are able to spend on activities related to us and may cause other conflicts of interest, which may cause our operating results to suffer” on page 38 of the Prospectus.

“Our executive officers and officers of our advisor are part of the senior management or are key personnel of the eight other American Realty Capital-sponsored REITs and their advisors. Eight of the American Realty Capital-sponsored REITs, including American Realty Capital Healthcare Trust, Inc., or ARC HT, American Realty Capital — Retail Centers of America, Inc., or ARC RCA, American Realty Capital Daily Net Asset Value Trust, Inc., or ARC Daily NAV, American Realty Capital Trust III, Inc., or ARCT III, American Realty Capital Global Daily Net Asset Value Trust, Inc., or ARC Global DNAV and American Realty Capital Trust IV, Inc., or ARCT IV, have registration statements that became effective in the past 18 months and currently are offering securities in the aggregate of approximately $12.0 billion. In addition, American Realty Capital Trust, Inc., or ARCT, completed its public offering of common stock in December 2011 for gross proceeds of $1.7 billion, and as of March 1, 2012, ARCT’s shares of common stock were approved for listing and began trading on The NASDAQ Global Select Market. In connection with such listing, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC. American Realty Capital Properties, Inc., or ARCP, which currently trades on NASDAQ Capital Market under the symbol “ARCP,” completed its initial public and follow-on offerings of common stock for aggregate gross proceeds of $116.4 million in September 2011 and June 2012. As a result, such REITs will have concurrent and/or overlapping fundraising, acquisition, operational and disposition and liquidation phases as us, which may cause conflicts of interest to arise throughout the life of our company with respect to, among other things, finding investors, locating and acquiring properties, entering into leases and disposing of properties. Additionally, based on our sponsor’s experience, a significantly greater time commitment is required of senior management during the development stage when the REIT is being organized, funds are initially being raised and funds are initially being invested, and less time is required as additional funds are raised and the offering matures. The conflicts of interest each of our executive officers and each officer of our advisor will face may delay our fund raising and investment of our proceeds due to the competing time demands and generally cause our operating results to suffer. Officers of any service provider may face similar conflicts of interest should they be involved with the management of multiple REITs, and especially REITs in the developmental stage.”

The following disclosure replaces the first sentence under the risk factor “We will compete for investors with other programs of our sponsor, which could adversely affect the amount of capital we have to invest.” on page 38 of the Prospectus.

“The American Realty Capital group of companies is currently the sponsor of seven other public offerings of non-traded REIT shares and two public offerings of shares for REITs that has been approved for listing on The NASDAQ Global Select Market and The NASDAQ Capital Market, respectively, the majority of which offerings will be ongoing during a significant portion of our offering period.”

The following disclosure replaces the first sentence under the risk factor “Our officers and directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you” on page 39 of the Prospectus.

“Certain of our executive officers, including Nicholas S. Schorsch, who also serves as the chairman of our board of directors, and Edward M. Weil, Jr., president, treasurer and secretary, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities, including the other real estate programs sponsored by ARC.”

Management Compensation

The following disclosure replaces the section of the Management Compensation table “Asset Management Fees” on page 24 of the Prospectus under the section entitled “Prospectus Summary”.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Asset Management Fees	We will pay New York Recovery Advisors, LLC or its assignees a monthly fee equal to one-twelfth of 0.75% of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees); provided, however, that the asset management fee shall be reduced by any amounts payable to New York Recovery Properties, LLC, our property manager, as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). This fee will be payable on the first business day of each month for the respective current month in the amount of 0.0625% of average invested assets as of such date, adjusted for appropriate closing dates for individual investments. This fee shall be payable, at the discretion of our board of directors, in cash, common stock or restricted stock grants, or in any combination thereof.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.

The following disclosure replaces in its entirety the first paragraph of the section “Management —  Compensation of Directors” on page 88 of the Prospectus.

“We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Our board of directors also may approve the acquisition of real property and other related investments valued at $20.0 million or less, and in which any portfolio of properties is valued in the aggregate of $75.0 million or less, via electronic board meetings whereby the directors cast their votes in favor or against a proposed acquisition via email. The independent directors are entitled to receive $750 for each transaction reviewed and voted upon with a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.”

The following disclosure replaces in its entirety the last paragraph on page 96 of the Prospectus in the section “Management — The Advisor”.

We pay New York Recovery Advisors, LLC or its assignees a monthly asset management fee equal to one-twelfth of 0.75% of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures, and other customarily capitalized costs, but will exclude acquisition fees); provided, however, that the asset management fee shall be reduced by any amounts payable to New York Recovery Properties, LLC, our property manager, as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). The asset management fee may be paid, at the discretion of our board of directors, in cash, common stock or restricted stock grants, or any combination thereof. For the purposes of the payment of the asset management fee in common stock, if an offering is underway, each share will be valued at the per-share offering price minus the maximum selling commissions and dealer manager fee allowed in the offering. At all other times, each share will be valued by the board of directors in good faith either at the estimated value thereof, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor rule), or if no such rule then exists, at fair market value. If asset management fees are paid in grants of restricted shares, each share will be valued in accordance with the provisions of the equity incentive plan then in place.

The following disclosure replaces in its entirety the first paragraph of the section “Management  — Certain Relationships and Related Transactions — Advisory Agreement” beginning on page 103 of the Prospectus.

“Advisory Agreement.  We entered into an advisory agreement with New York Recovery Advisors, LLC, on February 17, 2010, as amended from time to time, whereby New York Recovery Advisors, LLC will manage our day-to-day operations. We will pay New York Recovery Advisors, LLC or its assignees a monthly fee equal to one-twelfth of 0.75% of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures, and other customarily capitalized costs, but will exclude acquisition fees); provided, however, that the asset management fee shall be reduced by any amounts payable to New York Recovery Properties, LLC, our property manager, as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). The asset management fee may be paid, at the discretion of our board of directors, in cash, common stock or restricted stock grants, or any combination thereof. See the section titled “— The Advisor” in this prospectus. We will reimburse New York Recovery Advisors, LLC up to 1.5% of gross offering proceeds for organization and offering expenses and for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf regardless of whether we actually acquire the related assets, which may include reimbursements to our advisor for other organization and offering expenses up to 0.5% of the aggregate gross proceeds raised in this offering for third-party due diligence fees included in detailed and itemized invoices. Personnel costs associated with providing such services will be determined based on the amount of time incurred by the respective employee of New York Recovery Advisors, LLC and the corresponding payroll and payroll related costs incurred by our affiliate. Third-party due diligence fees may include fees for reviewing financial statements, offering documents, organizational documents, agreements and marketing materials, analysis of SEC and FINRA correspondence, and interviews with management.”

The following disclosure replaces the section of the Management Compensation table “Asset Management Fees” on page 109 of the Prospectus under the section entitled “Management Compensation”.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150.0 million shares)
Asset Management Fees	We will pay New York Recovery Advisors, LLC or its assignees a monthly fee equal to one-twelfth of 0.75% of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees); provided, however, that the asset management fee shall be reduced by any amounts payable to New York Recovery Properties, LLC, our property manager, as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). This fee will be payable on the first business day of each month for the respective current month in the amount of 0.0625% of average invested assets as of such date, adjusted for appropriate closing dates for individual investments. This fee shall be payable, at the discretion of our board of directors, in cash, common stock or restricted stock grants, or in any combination thereof.(5)	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.

Management

The following disclosure replaces in its entirety the management information regarding name, age and position(s) of our executive officers and directors and replaces in its entirety the biographical information for Edward M. Weil, Jr. and William M. Kahane in the section entitled “Management — Executive Officers and Directors” beginning on page 83 of the Prospectus.

“We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
Nicholas S. Schorsch	51	Chairman of the Board of Directors and Chief Executive Officer
Edward M. Weil, Jr.	45	President, Treasurer and Secretary
Michael A. Happel	49	Executive Vice President and Chief Investment Officer
Peter M. Budko	52	Executive Vice President and Chief Operating Officer
Brian S. Block	40	Executive Vice President and Chief Financial Officer
William M. Kahane	64	Director
Scott J. Bowman	55	Independent Director
William G. Stanley	56	Independent Director
Robert H. Burns	82	Independent Director

Edward M. Weil, Jr. has served as president, treasurer and secretary of our company since March 2012. Prior to such time, Mr. Weil served as executive vice president and secretary of our company since our formation in October 2009. Mr. Weil has also been an executive officer of the Company’s advisor and property manager since their formation in November 2009. Mr. Weil has nine years of real estate experience. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Weil has served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARC DNAV, and has served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Weil has served as a director for ARCT III since February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager since their formation in October 2010, November 2010 and November 2010, respectively. Mr. Weil has served as executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARCP since its formation in December 2010 and has served as an executive officer of the ARCP advisor since its formation in November 2010. Mr. Weil has been an executive officer of ARC Global DNAV, the ARC Global DNAV advisor and the ARC Global DNAV property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Weil has been an executive officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Weil has been the chief executive officer of Realty Capital Securities, LLC, our dealer manager, since March 2010. Mr. Weil was formerly the Senior Vice President of Sales and Leasing for American Financial Realty Trust (AFRT, from April 2004 to October 2006), where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

William M. Kahane has served as a director of our company since our formation in October 2009. Mr. Kahane also served as president and treasurer of our company from our formation in October 2009 until March 2012. Mr. Kahane also served as an executive officer of our advisor and property manager since their formation in November 2009. He has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane has served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. Mr. Kahane also has served as a director of ARCT since August 2007. Mr. Kahane currently serves as a director of ARC RCA since its formation in July 2010 and also served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until March 2012. Mr. Kahane also has been a director of PE-ARC since its formation in December 2009. Mr. Kahane has served as a director of ARC HT since its formation in August 2010 and also served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their formation in August 2010 until March 2012. Mr. Kahane served as a director and an executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012. Mr. Kahane also served as an officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010, November 2011 and November 2010, respectively, until April 2012. Mr. Kahane served as an executive officer of ARCP and the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane also has been an interested director of BDCA since its formation in May 2010 and, until March 2012, was chief operating officer. Mr. Kahane also served as president and chief operating officer of the BDCA advisor from its formation in June 2010 until March 2012. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3.0 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008.

Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 – 1979. From 1981 – 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at AFRT (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s current experience an executive officer and director of ARCT, his current experience as a director of ARC RCA, ARC HT, BDCA and PE-ARC, his prior experience as an executive officer of DNAV, ARCT III and ARCP, his prior experience as chairman of the board of Catellus Development Corp. and his significant investment banking experience in real estate make him well qualified to serve as a member of our board of directors.”

The following sentence is inserted immediately after the third sentence of Scott J. Bowman’s biography on page 87 of the Prospectus:

“Mr. Bowman has served as the Group President of Global Retail and International Development at The Jones Group Inc. (NYSE: JNY) since June 2012.”

The following disclosure replaces in its entirety the management information regarding name, age and position(s) of the officers and key personnel of the advisor in the section “Management — The Advisor” on page 94 of the Prospectus.

“Name	Age	Position(s)
Nicholas S. Schorsch	51	Chief Executive Officer
Edward M. Weil, Jr.	45	President, Chief Operating Officer, Treasurer and Secretary
Michael A. Happel	49	Executive Vice President and Chief Investment Officer
Peter M. Budko	52	Executive Vice President
Brian S. Block	40	Executive Vice President and Chief Financial Officer”

The following disclosure replaces in its entirety the first sentence in the second paragraph on page 94 of the Prospectus.

“Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future, including ARCT, PE-ARC, ARC RCA, ARC HT, ARCT III, ARCT IV, ARC Daily NAV, ARCP and ARC Global DNAV.”

The following disclosure replaces in its entirety the third sentence in the third paragraph on page 95 of the Prospectus.

“Each of the other four officers and key personnel, including Messrs. Schorsch and Weil, is currently expected to spend a significant portion of their time on our behalf but may not always spend a majority of their time on our behalf.”

The following disclosure replaces in its entirety the first paragraph of the section “Management  — Affiliated Companies — Property Manager” on page 100 of the Prospectus.

“Our properties will be managed and leased initially by New York Recovery Properties, LLC, our property manager. New York Recovery Properties, LLC is indirectly wholly-owned and controlled by Messrs. Schorsch and Kahane. Nicholas S. Schorsch serves as chief executive officer of New York Recovery Properties, LLC. Edward M. Weil, Jr. serves as president, chief operating officer, treasurer and secretary of New York Recovery Properties, LLC. Brian S. Block serves as executive vice president and chief financial officer of New York Recovery Properties, LLC. Peter M. Budko serves as executive vice president of New York Recovery Properties, LLC. See the section entitled “Conflicts of Interest” in this prospectus.”

The following disclosure replaces in its entirety the first sentence of the first paragraph of the section “Management — Investment Decisions” on page 103 of the Prospectus.

“The primary responsibility for the investment decisions of New York Recovery Advisors, LLC and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with Nicholas S. Schorsch, Edward M. Weil, Jr., Michael A. Happel, Peter M. Budko and Brian Block.”

The following disclosure replaces in its entirety the last paragraph of the section “Management  — Certain Relationships and Related Transactions — Advisory Agreement” on page 105 of the Prospectus.

“Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, also is the chief executive officer of New York Recovery Advisors, LLC. Edward M. Weil, Jr., our president, secretary and treasurer is the president, chief operating officer, secretary, treasurer of New York Recovery Advisors, LLC. Michael A. Happel, our executive vice president, chief investment officer and an advisor to our board of directors, also is the executive vice president and chief investment officer of New York Recovery Advisors, LLC. Peter M. Budko, our executive vice president and chief operating officer, also is executive vice president of New York Recovery Advisors, LLC. Brian S. Block, our executive vice president and chief financial officer, also is the executive vice president and chief financial officer of New York Recovery Advisors, LLC. Messrs. Schorsch and Kahane are indirect owners of New York Recovery Advisors, LLC. For a further description of this agreement, see the sections entitled “— The Advisor,” “Management Compensation” and “Conflicts of Interest” in this prospectus.”

The following disclosure replaces in its entirety the section “Management — Certain Relationships and Related Transactions — Property Management and Leasing Agreement” on page 105 of the Prospectus.

“Property Management and Leasing Agreement.  We have entered into a Property Management and Leasing Agreement with New York Recovery Properties, LLC. We will pay to New York Recovery Properties, LLC fees equal to 4.0% of gross revenues from the properties managed. For the management and leasing of our hotel properties, we will pay a fee based on a percentage of gross revenues at a market rate in light of the size, type and location of the hotel property plus a customary incentive fee based on performance. Notwithstanding the foregoing, in the case of both hotel and non-hotel properties, our property manager may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. We also will reimburse the property manager and its affiliates for property-level expenses that they pay or incur on our behalf, including reasonable salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the property manager or its affiliates. New York Recovery Properties, LLC may subcontract the performance of its property management and leasing services duties to third parties and pay all or a portion of its 4.0% property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services we will pay them customary market fees and will pay New York Recovery Properties, LLC an oversight fee equal to 1.0% of the gross revenues of the property managed. Such oversight fee will reduce the asset management fee payable to our advisor by the amount of the oversight fee. Accordingly the asset management fee, together with the oversight fee, will not exceed the total asset management fee, which is 0.75% per annum of the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). In no event will we pay New York Recovery Properties, LLC or an affiliate both a property management fee and an oversight fee with respect to any particular property. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, also is the chief executive officer of New York Recovery Properties, LLC. Edward M. Weil, Jr., our president, treasurer and secretary, is the president, chief operating officer, secretary and treasurer of New York Recovery Properties, LLC. Michael A. Happel, our executive vice president, chief investment officer and an observer to our board of directors, also is the executive vice president and chief investment officer of New York Recovery Properties, LLC. Peter M. Budko, our executive vice president and chief operating officer, also is the executive vice president of New York Recovery Properties, LLC. Brian S. Block, our executive vice president and chief financial officer, also is the executive vice president and chief financial officer of New York Recovery Properties, LLC. Messrs. Schorsch and Kahane are indirect owners of New York Recovery Properties, LLC. For a further description of this agreement, see the sections entitled “— Affiliated Companies — Property Manager,” “Management Compensation” and “Conflicts of Interest” in this prospectus.”

The following disclosure replaces in its entirety the section “Management — Certain Relationships and Related Transactions — Dealer Manager Agreement” on page 106 of the Prospectus.

“Dealer Manager Agreement.  We have entered into a Dealer Manager Agreement with Realty Capital Securities, LLC, our dealer manager. We will pay to Realty Capital Securities, LLC a selling commission equal to 7% of the gross offering proceeds from this offering, except that no selling commissions will be paid on shares sold under our distribution reinvestment plan. Realty Capital Securities, LLC will reallow all of the selling commission to participating broker-dealers. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallocated such that the combined selling commission and dealer manager fee do not exceed 10% of gross proceeds of our primary offering. Our dealer manager will repay to the company any excess over FINRA’s 10% underwriting compensation limitation under FINRA Rule 2310, or FINRA’s 10% cap, if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds. Realty Capital Securities, LLC also will waive the selling commission with respect to shares sold by an investment advisory representative. Additionally, we will pay to Realty Capital Securities, LLC a dealer manager fee equal to 3% of the gross offering proceeds sold through broker-dealers. Realty Capital Securities, LLC may reallow all or part of the dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee for shares purchased through our distribution reinvestment plan. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, and William M. Kahane, one of our directors, together indirectly own a majority of the ownership and voting interests of Realty Capital Securities, LLC. Edward M. Weil, Jr., our president, treasurer and secretary, has been the chief executive officer of Realty Capital Securities, LLC since December 2010. Louisa Quarto is president of Realty Capital Securities, LLC. Kamal Jafarnia is executive vice present and chief compliance officer of Realty Capital Securities, LLC. For a further description of this agreement, see the sections entitled “— Affiliated Companies — Dealer Manager,” “Management Compensation,” “Plan of Distribution” and “Conflicts of Interest” in this prospectus.”

Conflicts of Interest

The following disclosure replaces in its entirety the second paragraph of the section “Conflicts of Interest” on page 118 of the Prospectus.

“Affiliates of our advisor currently sponsor and may sponsor one or more other real estate investment programs in the future, including American Realty Capital Trust, Inc. or ARCT, a Maryland corporation organized on August 17, 2007, which qualified as a REIT beginning with the taxable year ended December 31, 2008, Phillips Edison — ARC Shopping Center REIT, Inc., or PE-ARC, a Maryland corporation organized on October 13, 2009, American Realty Capital Retail Centers of America, Inc., or ARC RCA, a Maryland corporation organized on July 29, 2010, American Realty Capital Healthcare Trust, Inc. or ARC HT, a Maryland corporation organized on August 23, 2010, America Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation organized on October 15, 2010, American Realty Capital Trust IV, or ARCT IV, a Maryland corporation organized on February 14, 2012, American Realty Capital Daily Net Asset Value Trust, Inc. or ARC Daily NAV, a Maryland corporation, organized on September 10, 2010, American Realty Capital Global Daily Net Asset Value Trust, Inc., or ARC Global DNAV, a Maryland corporation, organized on July 13, 2011, American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation organized on February 14, 2012 and American Realty Capital Properties, Inc. or ARCP, a Maryland corporation organized on December 2, 2010. Business Development Corporation of America, or BDCA, a Maryland corporation organized on May 5, 2010, is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act of 1940.”

The following disclosure replaces in its entirety the third sentence in the fifth paragraph of the section “Conflicts of Interest” on page 119 of the Prospectus.

“Each of the other officers and key personnel, including Messrs. Schorsch and Weil, is currently expected to spend a portion of his time on our behalf.”

The following disclosure replaces in its entirety the sixth paragraph of the section “Conflicts of Interest” on page 119 of the Prospectus.

“In addition, certain of our executive officers, including Messrs. Schorsch and Weil, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities, including the advisor and property manager of other REITs sponsored by the American Realty Capital group of companies, many of which are in the development stage.”

Description of Real Estate Investments

The disclosure under the heading “Potential Property Investments” in the section “Description of Real Estate Investments” beginning on page 141 of the Prospectus is deleted in its entirety.

The following disclosure is added to the end of the section “Description of Real Estate Investments” beginning on page 141 of the Prospectus.

“42nd Street

On March 16, 2012, we closed the acquisition of the fee-simple interest in three commercial condominiums located at 350 West 42nd Street in the Midtown neighborhood of Manhattan, New York. The property consists of one parking garage unit, or the Parking Garage Unit, and two ground floor retail units, or Retail Unit A and Retail Unit B, respectively. Furthermore, we acquired one storage unit at the property, or the Storage Unit, on March 30, 2012, which was subject to the tenant’s right of first refusal, which had expired. We acquired the property though an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Extell Orion Holdings LLC. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

Numerous buildings are located in the area offering similar spaces to similar tenants.

Capitalization

The contract purchase price of the property was $20.7 million, exclusive of closing costs, at a capitalization rate of 7.8% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement less property operating costs by the base purchase price). We funded the acquisition of the property, exclusive of closing costs, with proceeds from the sale of our common stock. We may seek to obtain financing on the property post-closing. However, there is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to four tenants and contains 42,774 rentable square feet. The Parking Garage Unit contains 34,979 rentable square feet and is currently leased to Westside 42 Parking LLC. TMO Parent LLC (known as Icon Parking Systems) has guaranteed the tenant’s obligations under the lease and operates over 185 parking facilities in Manhattan. The Parking Unit includes space for approximately 188 automobiles. The lease commenced in April 2007 and has a 20-year term, expiring in April 2027. The lease contains fixed annual rental escalations of 2.2% during the primary lease term. The lease contains no renewal options. The annualized rental income is $1.0 million.

Retail Unit A contains 1,227 rentable square feet and is currently master leased by the seller until the earlier of: (i) nine months from the date of closing of the acquisition and (ii) the execution of a lease for Retail Unit A. Starbucks Corporation, which is rated by major credit rating agencies, has executed a letter of intent for a 10-year lease (with an option to terminate in the 6th year of the lease term) for Retail Unit A, which would provide for annualized rental income of $0.2 million. The lease would contain one fixed rental escalation of 10% in the sixth year of the primary lease term. The lease would contain a one-time right by the tenant to terminate the lease on the 59th month of the lease term, if the tenant provides 210 days’ advance notice and pays to us, as landlord, the amortized amount of all costs incurred in connection with the construction of Retail Unit A and certain other costs. The lease would also contain one five-year renewal option. The current master lease with the seller provides for annualized rental income at the same level.

Retail Unit B contains 5,566 rentable square feet and is currently leased to 350-42 Fruits & Vegetables Corp. (known as Well Green Market II). The lease commenced in February 2012 and has a 15-year term, expiring in February 2027. The lease contains fixed annual rental escalations of 3.0% commencing in the third year of the primary lease term. The lease contains no renewal options. The annualized rental income is $0.5 million.

The Storage Unit contains 1,002 rentable square feet and is currently leased to The Orion Condominium. The lease commenced in January 2011 and has a 30-year term, expiring in December 2040. The lease contains fixed annual rental escalations of 2.0% during the primary lease term. The lease contains one 19-year renewal option. The annualized rental income is approximately $48,000.

The table below sets forth the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	December 31, 2011	December 31, 2010	December 31, 2009	December 31, 2008	December 31, 2007
Occupancy	97.1%	81.8%	81.8%	81.8%	81.8%
Average effective annual rent per rentable square foot	$22.00	$24.59	$22.87	$22.87	$22.87

The table below sets forth the lease expiration information for each of the next ten years:

Year of Expiration	Number of Leases Expiring	Annualized Rental Income Under Expiring Leases(1) (in thousands)	Annualized Rental Income as a Percentage of the Total Portfolio	Rentable Square Footage of Expiring Leases	Rentable Square Footage Under Expiring Leases as a Percentage of the Total Portfolio
June 16, 2012 – December 31, 2012	—	$—	—%	—	—%
2013	—	—	—%	—	—%
2014	—	—	—%	—	—%
2015	—	—	—%	—	—%
2016	—	—	—%	—	—%
2017	1	171	9.6%	1,227	2.9%
2018	—	—	—%	—	—%
2019	—	—	—%	—	—%
2020	—	—	—%	—	—%
2021	—	—	—%	—	—%
Total	1	$171	9.6%	1,227	2.9%

(1)	Annualized rental income as of March 31, 2012 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 Federal tax return.

The annual real estate taxes payable on the property for the calendar year 2012 are expected to be $0.1 million. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

Kings Highway

On May 4, 2012, we closed the acquisition of the fee simple interest in three parcels of real estate located at 1100 Kings Highway in Brooklyn, New York. The sellers of the property were 1100-1114 Kings Highway LLC, 2067-2073 Coney Island Avenue LLC and 2067-2073 Coney Island Avenue LLC. The sellers did not have a material relationship with us and the acquisition was not an affiliated transaction.

Numerous buildings are located in the area offering similar spaces to similar tenants.

Capitalization

The contract purchase price of the property was $36.7 million, exclusive of closing costs at a capitalization rate of 6.4% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement less property operating costs by the base purchase price). We funded the purchase with (i) proceeds from our ongoing initial public offering in the amount of $8.2 million and (ii) a drawdown of $28.5 million on our senior unsecured revolving $40 million credit facility with Capital One, National Association. We may seek to obtain more permanent financing on the property post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, if at all.

Major Tenants/Lease Expiration

The property contains 61,318 rentable square feet, including four retail spaces and one office space. The property is 100% leased to five tenants — The Dress Barn, Inc. (a brand of Ascena Retail Group, Inc.) (NASDAQ: ASNA); JPMorgan Chase & Co. (NYSE: JPM), which carries an investment grade rating as determined by major credit rating agencies; Annie Sez (a brand of Big M, Inc.); DEJ Associates, Inc. (known as Special Touch Home Care Services, Inc.); and Home Décor Furniture and Lighting.

The following table provides, for each of the leases to the five major tenants, information relating to lease commencement and termination dates, approximate rentable square footage and approximate annualized rental income.

Tenant	Lease Commencement Date	Lease Termination Date	Leased Rentable Square Feet	Annualized Rental Income (in thousands)	Rental Escalations	Renewal Options
JPMorgan Chase & Co.	June 2009	March 2025	6,385	$725	6.0% in the 6th lease year; 12.5% in the 11th lease year	Three five-year options
The Dress Barn Inc.	January 2012	June 2022	14,200	$747	5.5% in the 6th lease year	Two five-year options
Big M, Inc.	November 2008	January 2019	13,481	$459	10.0% in the 6th lease year	Four five-year options
DEJ Associates, Inc.	October 2008	September 2018	18,000	$444	6.0% in the 3rd, 5th, 7th and 9th lease years	None
Home Décor on Coney Island Avenue Ltd.	July 2009	June 2019	9,252	$172	Annual 2.0% escalations	None

The table below sets forth the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	December 31, 2011	December 31, 2010	December 31, 2009	December 31, 2008	December 31, 2007
Occupancy	76.8%	76.8%	76.8%	51.3%	N/A
Average effective annual rent per rentable square foot	$34.79	$34.73	$34.25	$25.35	N/A

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 Federal tax return.

The annual real estate taxes payable on the property for the calendar year 2012 are expected to be $0.3 million. Such real estate taxes are required to be paid directly by the tenants under the terms of the respective leases.

Financing Obligations

Capital One Loan

On March 30, 2012, we, through our indirect wholly owned subsidiaries, entered into a senior unsecured revolving credit facility in the amount of $40 million with Capital One, National Association. The credit facility contains an “accordion” feature to allow us, under certain circumstances, to increase the aggregate commitments under the revolving credit facility to a maximum of $150 million. The credit facility has a term of 36 months, subject to our right to a 12-month extension. The credit facility generally will bear interest at a floating rate equal to LIBOR plus 2.50%, subject to adjustment as defined in the credit agreement.

The credit facility provides for monthly interest payments, with all principal outstanding being due on the maturity date in March 2015. The credit facility may be prepaid from time to time and at any time, in whole or in part, without premium or penalty, subject to reimbursement of certain costs and expenses. In the event of a default, the lender has the right to terminate its obligations under the credit facility, and to accelerate the payment on any unpaid principal amount of all outstanding loans. We have guaranteed the obligations under the credit facility.”

Prior Performance Summary

The following disclosure replaces in its entirety the information under the heading “Prior Performance Summary” beginning on page 171 of the Prospectus.

“PRIOR INVESTMENT SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane. In connection with ARCT’s internalization and listing on The NASDAQ Global Select Market in March 2012, Mr. Kahane has resigned from the various officer positions he held with the sponsor and its affiliates. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see “Risk Factors — Risks Related to an Investment in American Realty Capital New York Recovery REIT, Inc.” We have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.” The information summarized below is current as of December 31, 2011 (unless specifically stated otherwise) and is set forth in greater detail in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2011, affiliates of our advisor have sponsored nine public programs, of which there were five public programs that had raised funds as of December 31, 2011 and five non-public programs which had similar investment objectives to our program. From August 2007 (inception of the first public program) to December 31, 2011, our public programs, which include ARCT, NYRR, PE-ARC, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARCP, and ARC Global DNAV and the programs consolidated into ARCT which were ARC Income Properties II and all of the Section 1031 Exchange Programs described below, had raised $2.0 billion from 47,342 investors in public offerings and an additional $37.5 million from 205 investors in a private offering by ARC Income Properties II and 45 investors in private offerings by the Section 1031 Exchange Programs. The public programs purchased 639 properties with an aggregate purchase price of $2.7 billion, including acquisition fees, in 47 states and U.S. territories.

The following table details the percentage of properties by state based on purchase price:

State/Possession	Purchase Price
Alabama	1.2%
Arizona	2.8%
Arkansas	1.4%
California	3.9%
Colorado	0.5%
Connecticut	0.1%
Delaware	0.0%
Florida	2.6%
Georgia	3.8%
Idaho	0.2%
Illinois	6.9%
Indiana	0.7%
Iowa	1.2%
Kansas	1.7%
Kentucky	2.6%
Louisiana	1.3%
Maine	0.3%
Maryland	2.5%
Massachusetts	1.3%
Michigan	3.6%
Minnesota	0.7%
Mississippi	0.6%
Missouri	4.6%
Montana	0.3%
Nebraska	1.2%
Nevada	2.2%
New Hampshire	0.5%
New Jersey	1.8%
New Mexico	0.1%
New York	15.6%
North Carolina	1.9%
North Dakota	0.1%
Ohio	7.1%
Oklahoma	0.6%
Oregon	0.2%
Pennsylvania	4.6%
Puerto Rico	0.4%
South Carolina	3.0%
South Dakota	0.1%
Tennessee	1.1%
Texas	9.9%
Utah	1.2%
Vermont	0.1%
Virginia	1.2%
Washington	0.3%
West Virginia	0.8%
Wisconsin	1.1%
100%

The properties are all commercial properties in the following industries based on purchase price.

Industry	Purchase Price
Aerospace	0.5%
Auto Retail	1.5%
Auto Services	3.0%
Consumer Goods	0.9%
Consumer Products	2.7%
Discount Retail	6.2%
Financial Services	1.0%
Freight	13.9%
Gas/Convenience	1.9%
Government Services	3.8%
Healthcare	11.6%
Home Maintenance	3.0%
Manufacturing	4.4%
Parking	0.2%
Pharmacy	16.3%
Restaurant	3.1%
Retail	6.8%
Retail Banking	9.1%
Specialty Retail	6.5%
Supermarket	1.9%
Technology	1.2%
Telecommunications	0.5%
100.0%

The purchased properties were 37.2% new and 62.8% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2011, two properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

During the period from June 2008 (inception of the first non-public program) to December 31, 2011, our non-public programs, which were ARC Income Properties, ARC Income Properties II, ARC Income Properties III, ARC Income Properties IV and ARC Growth Fund, LLC, had raised $54.4 million from 694 investors. The non-public programs purchased 171 properties with an aggregate purchase price of $247.9 million including acquisition fees, in 18 states.

The following table details the percentage of properties by state based on purchase price:

State location	Purchase Price %
Alabama	0.1%
Connecticut	0.6%
Delaware	4.8%
Florida	11.0%
Georgia	3.5%
Illinois	6.6%
Louisiana	2.3%
Michigan	11.5%
North Carolina	0.1%
New Hampshire	0.5%
New Jersey	13.0%
New York	9.7%
Ohio	10.3%
Pennsylvania	9.5%
South Carolina	8.4%
Texas	5.0%
Virginia	1.2%
Vermont	2.2%
100%

The properties are all commercial single tenant facilities with 81.0% retail banking and 10.5% retail distribution facilities and 8.6% specialty retail. The purchased properties were 11.0% new and 89.0% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2011, 53 properties had been sold. The acquired properties were purchased with a combination of equity investments, mortgage notes payable and long-term notes payable issued in private placements.

The investment objectives of these programs are similar to our investment objectives, which aim to acquire primarily net leased single tenant facilities.

For a more detailed description, please see Table VI in Part II of the registration statement of which this prospectus is a part. In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, is a Maryland corporation that qualifies as a REIT for federal income tax purposes. The Company was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, the Company commenced an IPO on a “best efforts” basis to sell up to 150.0 million shares of common stock offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, the Company commenced real estate operations. The Company's IPO closed in July 2011 having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and having incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. The Company operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, the Company internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which the Company became a self-administered REIT managed full-time by its own management team or, the Internalization. Concurrent with the Internalization, the Company listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT” or, the Listing. In connection with the Listing, the Company offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer or, the Tender Offer. As a result of the Tender Offer, in April 2012, the Company has purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. As of June 15, 2012, ARCT had total real estate investments, at cost, of $2.1 billion, excluding $43.0 million of closing costs, comprised of 485 properties. As of June 27, 2012, the closing price per share of common stock of ARCT was $10.61.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of June 15, 2012, PE-ARC had received aggregate gross offering proceeds of $51.1 million, which includes the sale of 5.3 million shares of common stock in its public offering and $0.5 million from its distribution reinvestment program. As of June 15, 2012 PE-ARC had acquired 13 properties and had total approximate real estate investments at cost of $128.0 million, all held through a 54% owned joint venture. As of March 31, 2012, PE-ARC had incurred, cumulatively to that date, $9.6 million in offering costs for the sale of its common stock and $2.5 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc. or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of June 15, 2012, ARC HT had received aggregate gross offering proceeds of $209.0 million which includes the sale of 20.8 million shares in its public offering and $2.0 million from its distribution reinvestment plan. As of June 15, 2012, ARC HT had acquired 31 commercial properties, for a purchase price of $346.7 million. As of March 31, 2012, ARC HT had incurred, cumulatively to that date, $20.1 million in offering costs for the sale of its common stock and $4.1 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of June 15, 2012, ARC RCA had received aggregate gross proceeds of $3.0 million from the sale of 0.3 million shares in its public offering. As of June 15, 2012, ARC RCA had acquired one property for a purchase price of $21.6 million. As of March 31, 2012, ARC RCA had incurred, cumulatively to that date, $4.3 million in offering costs for the sale of its common stock.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC Daily NAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of June 15, 2012, ARC DNAV had received aggregate gross proceeds of $6.3 million from the sale of 0.7 million shares in its public offering. As of June 15, 2012, ARC DNAV had acquired six properties with total real estate investments, at cost, of $25.2 million. As of March 31, 2012, ARC DNAV had incurred, cumulatively to that date, $2.8 million in offering costs from the sale of its common stock and $0.5 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, is the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of June 15, 2012, ARCT III had received aggregate gross proceeds of $828.9 million which includes the sale of 83.4 million shares in its public offering and $4.5 million from its distribution reinvestment plan. As of June 15, 2012, ARCT III owned 172 single tenant, free standing properties and had total real estate investments, at cost, of $488.8 million. As of March 31, 2012, ARCT III had incurred, cumulatively to that date, $44.5 million in offering costs for the sale of its common stock and $6.5 million for acquisition costs related to its portfolio of properties.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCP filed its registration statement with the SEC on February 11, 2011 and became effective by the SEC on July 7, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Capital Market under the symbol “ARCP.” On September 22, 2011, ARCP filed its registration statement with the SEC in connection with an underwritten follow-on offering of 1.5 million shares of its common stock. On November 2, 2011, ARCP completed its secondary offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed its secondary offering of 3.3 million shares of common stock for total gross proceeds of $32.5 million. In aggregate, ARCP has received $116.4 million of proceeds from the sale of common stock. As of June 15, 2012, ARCP owned 99 single tenant, free standing properties and real estate investments, at a purchase price of $195.6 million. On June 27, 2012, the closing price per share of common stock of ARCP was $10.43.

American Realty Capital Global Daily Net Asset Value Trust, Inc.

American Realty Capital Global Daily Net Asset Value Trust, Inc., or ARC Global DNAV, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global DNAV was incorporated on July 13, 2011 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARC Global DNAV filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of June 15, 2012, ARC Global DNAV had received aggregate gross proceeds of $0.2 million from the sale of 22,222 shares in its public offering. As of June 15, 2012, ARC Global DNAV had not acquired any properties. As of March 31, 2012, ARC Global DNAV had incurred, cumulatively to that date, $0.9 million in offering costs for the sale of its common stock.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, is the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of June 15, 2012, ARCT IV had received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in its public offering. As of June 15, 2012 ARCT IV had not acquired any properties. As of March 31, 2012, ARCT IV had incurred, cumulatively to that date, $0.4 million in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act of 1940. As of June 15, 2012, BDCA had raised gross proceeds of $61.4 million which includes the sale of 6.2 million shares in its public offering and $0.3 million from its distribution reinvestment plan. As of June 15, 2012, BDCA’s investments, at original cost, were $66.8 million.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on The NASDAQ Capital Market. American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, PE-ARC, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARC Global DNAV, ARCT IV and Business Development Corporation. ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of its common shares on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. The prospectus for each of these other public programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, PE-ARC, ARC HT, ARC RCA, ARC DNAV, ARCT III and Business Development Corporation are in their offering and acquisition stages. Other than ARCT, none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event.

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by AR Capital, LLC. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid, the properties were contributed to ARCP as part of its formation transaction, and the mortgage loans were repaid.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after five years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through participating broker-dealers. In May 2011, the notes were repaid in full including accrued interest and the program was closed.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property was also funded with proceeds received from a mortgage loan. The property has a primary lease term of twenty years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid and the property was contributed to ARCP as part of its formation transaction.

ARC Income Properties IV, LLC implemented a note program that raised gross proceeds of $5.4 million. The proceeds were used to acquire and pay related expenses in connection with the acquisition of six retail stores triple net leased to Tractor Supply stores for $21.2 million. An existing mortgage loan of $16.5 million was assumed in connection with the acquisition. The properties had a remaining average lease term of 11.8 years with a 6.25% rental escalation every 5 years. The notes issued under this program by ARC Income Properties IV, LLC were sold by our dealer manager through participating broker-dealers.

ARC Growth Fund, LLC

ARC Growth Fund, LLC is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Fund, LLC acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of December 31, 2010, all properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $4.8 million.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program. ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10.1 million.

American Realty Capital Operating Partnership, L.P. purchased a Walgreens property in Sealy, TX under a tenant in common structure with an unaffiliated third party, a Section 1031 Exchange Program. The third party’s investment of $1.1 million represented a 44.0% ownership interest in the property. The remaining interest of 56% will be retained by American Realty Capital Operating Partnership, L.P. To date, $1.1 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P., an affiliate of American Realty Capital, previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $2.6 million, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $2.6 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of 35.2%, or $0.5 million, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $0.5 million have been accepted by American Realty Capital Operating Partnership, L.P pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $3.1 million, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3.1 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. has transferred 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $7.3 million, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $7.3 million had been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. American Realty Capital Operating Partnership, L.P. also has sold 24.9% of its ownership interest in a Jared Jewelry property located in Lake Grove, NY, under a tenant-in-common structure with an affiliated third party. The remaining interest of 75.1% will be retained by American Realty Capital Operating Partnership, L.P. To date cash payments of $0.6 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

Other Investment Programs of Mr. Schorsch and Mr. Kahane

American Realty Capital, LLC

American Realty Capital, LLC began acquiring properties in December 2006. During the period of January 1, 2007 to December 31, 2007 American Realty Capital, LLC acquired 73 property portfolios, totaling just over 1,767,000 gross leasable square feet for an aggregate purchase price of approximately $407.5 million. These properties included a mixture of tenants, including Hy Vee supermarkets, CVS, Rite Aid, Walgreens, Harleysville bank branches, Logan’s Roadhouse Restaurants, Tractor Supply Company, Shop N Save, FedEx, Dollar General and Bridgestone Firestone. The underlying leases within these acquisitions ranged from 10 to 25 years before any tenant termination rights, with a dollar-weighted-average lease term of approximately 21 years based on rental revenue. During the period of April 1, 2007 through October 20, 2009, American Realty Capital, LLC sold nine properties: four Walgreens drug stores, four Logan’s Roadhouse Restaurants and one CVS pharmacy for total sales proceeds of $50.2 million.

American Realty Capital, LLC has operated in three capacities: as a joint-venture partner, as a sole investor and as an advisor. No money was raised from investors in connection with the properties acquired by American Realty Capital, LLC. All American Realty Capital, LLC transactions were done with the equity of the principals or joint-venture partners of American Realty Capital, LLC.

In instances where American Realty Capital, LLC was not an investor in the transaction, but rather solely an advisor, American Realty Capital, LLC typically performed the following advisory services:

•	identified potential properties for acquisition;
•	negotiated letters of intent and purchase and sale contracts;
•	obtained financing;
•	performed due diligence;
•	closed properties;
•	managed properties; and
•	sold properties.

Nicholas S. Schorsch

During the period from 1998 to 2002, one of the principals of our sponsor, Nicholas S. Schorsch, sponsored seven private programs, consisting of First States Properties, L.P., First States Partners, L.P., First States Partners II, First States Partners III, First States Holdings, Chester Court Realty and Dresher Court Realty, which raised approximately $38.3 million from 93 investors and acquired properties with an aggregate purchase price of approximately $272.3 million. These private programs, or Predecessor Entities, financed their investments with investor equity and institutional first mortgages. These properties are located throughout the United States as indicated in the table below. Ninety-four percent of the properties acquired were bank branches and 6% of the properties acquired were office buildings. None of the properties included in the aforesaid figures were newly constructed. Each of these Predecessor Entities is similar to our program because they invested in long-term net lease commercial properties. The Predecessor Entities properties are located as follows:

State	No. of Properties	Square Feet
Pennsylvania	34	1,193,741
New Jersey	38	149,351
South Carolina	3	65,992
Kansas	1	17,434
Florida	4	16,202
Oklahoma	2	13,837
Missouri	1	9,660
Arkansas	4	8,139
North Carolina	2	7,612
Texas	1	6,700

Attached hereto as Appendix A-1 is further prior performance information on Nicholas S. Schorsch.

American Financial Realty Trust

In 2002, American Financial Realty Trust, or AFRT, was founded by Nicholas S. Schorsch. In September and October 2002, AFRT sold approximately 40.8 million shares of common stock in a Rule 144A private placement. These sales resulted in aggregate net proceeds of approximately $378.6 million. Simultaneous with the sale of such shares, AFRT acquired certain real estate assets from a predecessor entity for an aggregate purchase price of $230.5 million, including the assumption of indebtedness, consisting of a portfolio of 87 bank branches and six office buildings containing approximately 1.5 million rentable square feet. Mr. Schorsch was the president, chief executive officer and vice-chairman of AFRT from its inception as a REIT in September 2002 until August 2006. Mr. Kahane was the chairman of the Finance Committee of AFRT’s Board of Trustees from its inception as a REIT in September 2002 until August 2006. AFRT went public on the New York Stock Exchange in June 2003 in what was at the time the second largest REIT initial public offering in U.S. history, raising over $800 million. Three years following its initial public offering, AFRT acquired over $4.3 billion in assets, over 1,110 properties (net of dispositions) in more than 37 states and over 35.0 million square feet with 175 employees and a well diversified portfolio of bank tenants. On April 1, 2008 AFRT was acquired by Gramercy Capital Corp. Neither Mr. Schorsch nor Mr. Kahane owned any equity interest in AFRT at the time of the acquisition, and neither Mr. Schorsch nor Mr. Kahane currently owns an equity interest in AFRT.

Adverse Business Developments and Conditions

The net losses incurred by us, ARCT, ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT, our sponsor’s largest program to date, for the years ended December 31, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held.

Additionally, each of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC is an offering of debt securities. Despite incurring net losses during certain periods, all anticipated distributions to investors have been paid on these programs through interest payments on the debt securities. The equity interests in each of these entities are owned by Nicholas Schorsch and William Kahane and their respective families. Any losses pursuant to a reduction in value of the equity in any of these entities (which has not occurred and which is not anticipated), will be borne by Messrs. Schorsch and Kahane and their respective families. On September 7, 2011, the note holders in ARC Income Properties, LLC and ARC Income Properties III, LLC were repaid and the properties were contributed to ARCP as part of its formation transaction. Additionally, the mortgage loans in ARC Income Properties, LLC were repaid.

ARC Growth Fund, LLC was different from our other programs in that all of the properties were vacant when the portfolio was purchased and the properties were purchased with the intention of reselling them. Losses from operations represent carrying costs on the properties as well as acquisition and disposition costs in addition to non-cash depreciation and amortization costs. Upon final distribution in 2010, all investors received their entire investment plus an incremental return based on a percentage of their initial investment and the sponsor retained the remaining available funds and four properties which were unsold at the end of the program.

None of the referenced programs have been subject to any tenant turnover and have experienced a non-renewal of only two leases. Further, none of the referenced programs have been subject to mortgage foreclosure or significant losses on the sales of properties.

Attached hereto as Appendices A-1 and A-2 are further prior performance information on AFRT and Nicholas S. Schorsch, respectively.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.”

Restrictions on Roll-up Transactions

The following language corrects a typographical error in and replaces in its entirety the first paragraph under the section “Description of Securities — Restrictions on Roll-up Transactions” on page 216 of the Prospectus.

“A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving securities of a company that have been listed on a national securities exchange for at least 12 months; or
•	a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our sponsor or advisor or our investment objectives.”

Distribution Reinvestment Plan

The following disclosure is added to page 218 of the Prospectus under the section “Investment in Distributions:”

“Alabama Residents cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.”

Volume Discounts

The following disclosure replaces in its entirety the section entitled “Plan of Distribution — Volume Discounts” beginning on page 243 of the Prospectus.

“We will offer a reduced share purchase price to “single purchasers” on orders of more than $500,000 and selling commissions paid to Realty Capital Securities, LLC and participating broker-dealers will be reduced by the amount of the share purchase price discount. The per share purchase price will apply to the specific range of each share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Purchase Price per Share in Volume Discount Range	Selling Commission per Share in Volume Discount Range
$1,000 – $500,000	$10.00	$0.70
500,001 – 1,000,000	9.90	0.60
1,000,001 – 4,999,999	9.55	0.25
5,000,000 or more	9.55 (as described below, subject to reduction)	0.25 (as described below, subject to reduction)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional shares. Fractional shares may be issued.

As an example, a single purchaser would receive 100,505.05 shares rather than 100,000 shares for an investment of $1,000,000 and the selling commission would be $65,303.03. The discount would be calculated as follows: the purchaser would acquire 50,000 shares at a cost of $10.00 and 50,505.05 at a cost of $9.90 per share and would pay commissions of $0.70 per share for 50,000 shares and $0.60 per share for 50,505.05 shares. The dealer manager fee of $0.30 per share would still be payable out of the purchase price per share. In no event will the proceeds to us be less than $9.00 per share.

For purchases of $5,000,000 or more by a single purchaser in one or more transactions during the course of our offering, in our sole discretion, selling commissions may be reduced to $0.20 per share or less, and the dealer manager fee may be reduced from $0.30 per share, but in no event will the proceeds to us be less than $9.00 per share. In the event of an agreement to purchase $5,000,000 or more with a single purchaser in one or more transactions during the course of the offering with reduced selling commissions or a reduced dealer manager fee, we will supplement this prospectus to include: (a) the aggregate amount of the agreement to purchase, (b) the price per share paid or to be paid by the purchaser, and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) above will pay no more per share than the purchaser described in clause (b) above.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity;
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and
•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940.

In the event a single purchaser described in the last five categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90 day period will not qualify to be combined for a volume discount as described herein.

Notwithstanding the above, our dealer manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such participating broker-dealer may aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such participating broker-dealer. Additionally, our dealer manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from our dealer manager. Any reduction in selling commissions and marketing support fees would be prorated among the separate subscribers.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;
•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Purchase of Shares Subject to Volume Discount

In March 2012, a single investor, or the Major Investor, agreed to purchase during the course of our offering a minimum of $5,000,000 in value of shares of our common stock in consideration for reduced selling commissions and dealer manager fee. In exchange for the Major Investor’s agreement to purchase a minimum of $5,000,000 in value of shares of our common stock, we agreed to sell such shares to the Major Investor at $9.25 per share, from which we will receive net proceeds of $9.00 per share. The purchases by the Major Investor are expected to occur in multiple transactions during the course of our offering. The Major Investor will pay for all shares purchased in each transaction at the time of such transaction. Accordingly, the Major Investor will purchase from us a minimum of 540,540.54 shares (calculated by dividing the minimum purchase amount of $5,000,000 by the purchase price of $9.25/share). We may issue fractional shares to the Major Investor. Other investors who wish to purchase a minimum of $5,000,000 in value of shares of our common stock during the course of our offering in consideration for reduced selling commissions and dealer manager fee also may do so at $9.25 per share.”

Plan of Distribution

The following disclosure is added to page 242 of the Prospectus following the paragraph in the section “Plan of Distribution — Shares Purchased by Affiliates”.

“Purchases by participating broker-dealers, including their registered representatives and their immediate family, will be less the selling commission.”

The following disclosure replaces the first paragraph under the section entitled “Subscription Process” beginning on page 244 of the Prospectus:

“To purchase shares in this offering, you must complete and sign the subscription agreement in the form attached hereto as Appendix C-1. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to the applicable entity specified in the subscription agreement. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). You should pay for any shares of any other offering(s) as set forth in the multi-offering subscription agreement. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.”

How to Subscribe

The second bullet under the heading “How to Subscribe” on page 246 of the Prospectus is replaced in its entirety by the following disclosure:

“•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C-1. Alternatively, unless you are an investor in Alabama, Arkansas, Maryland, Massachusetts or Tennessee, you may wish to complete the execution copy of the multi-offering subscription agreement, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that you have received the relevant prospectus(es) and meet the requisite criteria and suitability standards for any such other product(s). A specimen copy of the multi-offering subscription agreement, including instructions for completing it, is included as Appendix C-2.”

Experts

The following information supplements the disclosure under the heading “Experts” on page 251 of the Prospectus.

“The consolidated financial statements and schedule of American Realty Capital New York Recovery REIT, Inc. appearing in American Realty Capital New York Recovery REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

The statement of revenues and certain expenses of the 42nd Street Portfolio for the year ended December 31, 2011 incorporated by reference in this prospectus and elsewhere in the registration statement has been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.”

Incorporation of Certain Information by Reference

The following disclosure replaces in its entirety the third paragraph under the heading “Incorporation by Reference” on page 252 of the Prospectus.

“The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 29, 2012;
•	Quarterly Report on Form 10-Q for the fiscal year ended March 31, 2012, filed with the SEC on May 10, 2012;
•	Current Report on Form 8-K filed with the SEC on March 5, 2012;
•	Current Report on Form 8-K filed with the SEC on March 6, 2012;
•	Current Report on Form 8-K filed with the SEC on March 13, 2012;
•	Current Report on Form 8-K filed with the SEC on March 22, 2012;
•	Current Report on Form 8-K filed with the SEC on April 4, 2012;
•	Current Report on Form 8-K filed with the SEC on May 4, 2012;
•	Current Report on Form 8-K filed with the SEC on May 9, 2012;
•	Current Report on Form 8-K filed with the SEC on May 9, 2012;
•	Current Report on Form 8-K filed with the SEC on May 11, 2012;
•	Current Report on Form 8-K/A filed with the SEC on May 29, 2012;
•	Current Report on Form 8-K filed with the SEC on June 12, 2012;
•	Definitive Proxy Statement in respect of our 2012 meeting of stockholders filed with the SEC on April 25, 2012;
•	Additional Proxy Soliciting Materials in respect of our 2012 meeting of stockholders filed with the SEC on May 4, 2012; and
•	Additional Proxy Soliciting Materials in respect of our 2012 meeting of stockholders filed with the SEC on May 9, 2012.

Prior Performance Tables

The prior performance tables contained in the Prospectus on pages A-1 to A-14 are hereby replaced with the prior performance tables attached to this Supplement No. 4 as Appendix A. The updated prior performance tables supersede and replace the prior performance tables contained in the Prospectus.

Subscription Agreements

The form of subscription agreement contained in Appendix C-1 of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 4 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

The form of multi-offering subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the revised form of multi-offering subscription agreement attached to this Supplement No. 4 as Appendix C-2. The revised form of multi-offering subscription agreement supersedes and replaces the form of multi-offering subscription agreement contained in the Prospectus.

Letter of Direction

The form of Letter of Direction contained on page E-1 of the Prospectus is hereby replaced with the revised form of Letter of Direction attached to this Supplement No. 4 as Appendix E. The revised form of Letter of Direction supersedes and replaces the form Letter of Direction in the Prospectus.

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning other programs sponsored or co-sponsored by the American Realty Capital group of companies, including American Realty Capital Trust, Inc., American Realty Capital New York Recovery REIT, Inc., Phillips Edison — ARC Shopping Center REIT Inc., American Realty Capital Healthcare Trust, Inc. and American Realty Capital Trust III, Inc., each an American Realty Capital-sponsored or co-sponsored publicly registered REIT, and the private note programs implemented by ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC ARC Income Properties IV, LLC and ARC Growth Fund, LLC. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsor and its affiliates. We do not believe that our affiliated programs currently in existence are in direct competition with our investment objectives. American Realty Capital Trust, Inc. and American Realty Capital Trust III, Inc. and the private note programs implemented by ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC are net lease programs focused on providing current income through the payment of cash distributions, while ARC Growth Fund, LLC was formed to acquire vacant bank branch properties and opportunistically sell such properties, American Realty Capital Healthcare Trust, Inc. has as its investment objectives to acquire medical office buildings and healthcare-related facilities located in the United States. Phillips Edison — ARC Shopping Center REIT Inc. has as its investment objectives investing in necessity-based neighborhood and community shopping centers which typically cost less than $20 million throughout the United States. For additional information see the section entitled “Prior Performance Summary.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of American Realty Capital III, LLC and its affiliates in raising and investing funds for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, Phillips Edison — ARC Shopping Center REIT, Inc. from its inception on October 13, 2009 to December 31, 2011, American Realty Capital Healthcare Trust, Inc. from its inception on August 23, 2010 to December 31, 2011 and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2011. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust, Inc.			Phillips Edison — ARC Shopping Center REIT, Inc.			American Realty Capital Healthcare Trust, Inc.			American Realty Capital Trust III, Inc.
			Percentage of total Dollar Amount Raised			Percentage of total Dollar Amount Raised			Percentage of total Dollar Amount Raised			Percentage of total Dollar Amount Raised
	(dollars in thousands)			(dollars in thousands)			(dollars in thousands)			(dollars in thousands)
Dollar amount offered	$1,500,000			$1,500,000			$1,500,000			$1,500,000
Dollar amount raised	1,695,813			25,200			68,881			102,196
Dollar amount raised from non-public program and private investments	37,460	(1)		14,534			2,144	(2)		—
Dollar amount raised from sponsor and affiliates from sale of special partnership units, and 20,000 of common stock	200	(3)		200	(3)		200	(3)		200	(3)
Total dollar amount raised	$1,733,473		100.00%	$39,934	(4)	100.00%	$71,225	(4)	100.00%	$102,396	(4)	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$168,269		9.71%	—		0.00%	6,733		9.45%	9,833		9.60%
Organizational expenses	29,692	(5)	1.71%	1,364		3.42%	5,575		7.83%	6,107		5.96%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Available for investment	$1,535,512		88.58%	$38,570		96.58%	$58,917		82.72%	$86,456		84.43%
Acquisition costs:
Prepaid items related to purchase of property	$—		0.00%	—		0.00%	—		0.00%	—		0.00%
Cash down payment	1,420,117	(6)	81.92%	24,766		62.02%	51,243		71.95%	67,393		65.82%
Acquisition fees	44,809		2.58%	571		1.43%	5,568		7.82%	7,082		6.92%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Total acquisition costs	$1,464,926		84.51%	$25,337		63.45%	$56,811		79.76%	$74,475		72.73%
Percentage leverage (mortgage financing divided by total acquisition costs)	49.3	%(7)		51.8%			216.1	%(8)		7.5	%(9)
Date offering began	3/18/2008			8/12/2010			2/18/2011			3/31/2011
Number of offerings in the year	1			1			1			1
Length of offerings (in months)	39			36			33			33
Months to invest 90% of amount available for investment (from beginning of the offering)	39			NA	(10)		NA	(10)		NA	(10)

(1)	American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in nine separate arrangements. The total amount contributed in these arrangements was $24.5 million. In addition, $13.0 million was raised in a private offering of debt securities through ARC Income Properties II, Inc. The structure of these arrangements and program is such that they are required to be consolidated with the results of American Realty Capital Trust, Inc. and therefore are included with this program. ARC Income Properties II, Inc is also included as a stand-alone program and is included separately in information about private programs.

(2)	American Realty Capital Healthcare Trust, Inc. sold non-controlling interests in three properties. The total amount contributed in these arrangements was $2.1 million.
(3)	Represents initial capitalization of the company by the sponsor and was prior to the effectiveness of the common stock offering.
(4)	Offerings are not yet completed, funds are still being raised.
(5)	Excludes offering costs from proceeds assumed from the distribution reinvestment plan.
(6)	Includes $12.0 million investment made in joint venture with American Realty Capital New York Recovery REIT, Inc. for the purchase of real estate and $17.3 million of other investments in common stock.
(7)	Total acquisition costs of the properties exclude $721.6 million purchased with mortgage financing. Including mortgage financing, the total acquisition purchase price was $2,112.1 million. The leverage ratio was 34.2% at December 31, 2011.
(8)	Total acquisition costs of the properties exclude $110.7 million purchased with mortgage financing. Including mortgage financing, the total acquisition purchase price was $164.5 million. The leverage ratio was 67.3% at December 31, 2011.
(9)	Total acquisition costs of the properties exclude $5.1 million purchased with mortgage financing. Including mortgage financing, the total acquisition purchase price was $72.5 million. The leverage ratio was 7.0% at December 31, 2011.
(10)	As of December 31, 2011 these offerings are still in the investment period and have not invested 90% of the amount offered. Assets are acquired as equity becomes available.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of American Realty Capital III, LLC and its affiliates as a sponsor in raising and investing funds in ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011, ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2011 and ARC Growth Fund, LLC from its inception on July 24, 2008 to its termination on December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties, III, LLC		ARC Income Properties, IV, LLC		ARC Growth Fund, LLC
(dollars in thousands)		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised
Dollar amount offered	$19,537		$13,000		$11,243		$5,350		$7,850
Dollar amount raised	19,537		13,000		11,243		5,215		5,275
Dollar amount contributed from sponsor and affiliates(1)	1,975		—		—		—		2,575
Total dollar amount raised	$21,512	100.00%	$13,000	100.00%	$11,243	100.00%	$5,215	100.00%	$7,850	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$1,196	5.56%	$323	2.48%	$666	5.92%	$397	7.61%	$—	0.00%
Organizational expenses	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Other	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Reserves	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Available for investment	$20,316	94.44%	$12,677	97.52%	$10,577	94.08%	$4,818	92.39%	$7,850	100.00%
Acquisition costs:
Prepaid items and fees related to purchased property	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%
Cash down payment	11,302	52.54%	9,086	69.89%	9,895	88.01%	4,780	91.66%	5,440	69.30%
Acquisition fees	7,693	35.76%	2,328	17.91%	682	6.07%	—	0.00%	2,410	30.70%
Other	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Total acquisition costs	$18,995 (2)	88.30%	$11,414 (3)	87.80%	$10,577 (4)	94.08%	$4,780 (5)	91.66%	$7,850 (6)	100.00%
Percentage leverage (mortgage financing divided by total acquisition costs)	434.97%		292.61%		141.19%		344.35%		253.20%
Date offering began	6/09/2008		9/17/2008		9/29/2009		6/23/2011		7/24/2008
Number of offerings in the year	1		1		1		1		1
Length of offerings (in months)	7		4		3		4		1
Months to invest 90% of amount available for investment (from the beginning of the offering)	7		4		3		4		1

(1)	Includes separate investment contributed by sponsor and affiliates for purchase of portfolio properties and related expenses.
(2)	Total acquisition costs of properties exclude $82.6 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 83.6% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to American Realty Capital Properties, Inc. on September 6, 2011.
(3)	Total acquisition costs of properties exclude $33.4 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 60.1% at December 31, 2010. This program ended when the notes were repaid on May 16, 2011. The related properties are still owned by American Realty Capital Trust, Inc.

(4)	Total acquisition costs of properties exclude $14.9 million purchased with mortgage financing and $3.5 million related to a final purchase price adjustment which was initially held in escrow until conditions for its release were satisfied in 2010. Including borrowings, the total acquisition purchase price was $25.9 million. The leverage ratio was 59.2% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to American Realty Capital Properties, Inc. on September 6, 2011.
(5)	Total acquisition costs of properties exclude a $16.5 million purchased with assumed mortgage financing. Including borrowings, the total acquisition purchase price was $21.2 million. The leverage ratio was 77.5% at December 31, 2011.
(6)	Total acquisition costs of properties exclude a $20.0 million purchased with assumed mortgage financing. Including borrowings and $36.3 million purchased with proceeds from the sale of properties, the total acquisition purchase price was $63.6 million. The program was concluded at December 31, 2010.

TABLE II

COMPENSATION TO SPONSOR FROM PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital III, LLC and its affiliates for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, Phillips Edison — ARC Shopping Center REIT, Inc. from its inception on October 13, 2009 to December 31, 2011, American Realty Capital Healthcare Trust, Inc. from its inception on August 23, 2010 to December 31, 2011 and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2011.

(dollars in thousands)	American Realty Capital Trust, Inc.	Phillips Edison – ARC Shopping Center REIT Inc.	American Realty Capital Healthcare Trust, Inc.	American Realty Capital Trust III, Inc.
Date offering commenced	3/18/2008	8/12/2010	2/18/2011	3/31/2011
Dollar amount raised	$1,733,473	$39,934	$71,225	$102,396
Amount paid to sponsor from proceeds of offering
Underwriting fees	$168,269	$1,364	$6,733	$9,833
Acquisition fees:
Real estate commissions	$—	$—	$—	$—
Advisory fees – acquisition fees	$21,121	$571	$1,645	$725
Other – organizational and offering costs	$15,944	$—	$3,179	$4,383
Other – financing coordination fees	$9,257	$290	$1,279	$51
Other – acquisition expense reimbursements	$12,081	$82	$1,054	$567
Dollar amount of cash generated from operations before deducting payments to sponsor	$60,876	$1,409	$(2,161)	$(1,177)
Actual amount paid to sponsor from operations:
Property management fees	$—	$157	$—	$—
Partnership management fees	—	—	—	—
Reimbursements	—	398	—	—
Leasing commissions	—	34	—	—
Other (asset management fees)	$7,071	64	—	—
Total amount paid to sponser from operations	$7,071	$653	$—	$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$1,485	$—	$—	$—
Notes	$—	$—	$—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$45	$—	$—	$—
Incentive fees	$—	$—	$—	$—
Other – Financing coordination fees	$—	$—	$—	$—

TABLE II

COMPENSATION TO SPONSOR FROM NON-PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital III, LLC and its affiliates for ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011. ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2010 and ARC Growth Fund, L.P. from its inception on July 24, 2008 to its termination on December 31, 2010.

(dollars in thousands)	ARC Income Properties, LLC	ARC Income Properties II, LLC	ARC Income Properties III, LLC	ARC Income Properties IV, LLC	ARC Growth Fund, LLC
Date offering commenced	6/05/2008	8/12/2008	9/29/2009	6/23/2011	7/24/2008
Dollar amount raised	$21,512 (1)	$13,000 (2)	$11,243 (2)	$5,215 (2)	$7,850 (3)
Amount paid to sponsor from proceeds of offering
Underwriting fees	$785	$323	$666	$397	$—
Acquisition fees
Real estate commissions	$—	$—	$—	$—	$—
Advisory fees – acquisition fees	$2,959	$423	$662	$—	$1,316
Other – organizational and offering costs	$—	$—	$—	$—	$—
Other – financing coordination fees	$939	$333	$149	$—	$45
Dollar amount of cash generated from operations before deducting payments to sponsor	$(3,091)	$2,291	$(724)	$(691)	$(5,325)
Actual amount paid to sponsor from operations:
Property management fees	$—	$—	$—	$—	$—
Partnership management fees	—	—	—	—	—
Reimbursements	—	—	—	—	—
Leasing commissions	—	—	—	—	—
Other (explain)	—	—	—	—	—
Total amount paid to sponsor from operations	$—	$—	$—	$—	$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—	$—	$—	$—	$13,560
Notes	—	—	—	—	$18,281
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—	—	—	—	—
Incentive fees	—	—	—	—	—
Other (disposition fees)	—	—	—	—	$1,169
Other (refinancing fees)	—	—	—	—	$39

(1)	Includes $19.5 million raised from investors and $2.0 million raised from sponsor and affiliates.
(2)	Amounts raised from investors.
(3)	Includes $5.2 million raised from investors and $2.6 million raised from the sponsor and affiliates.

TABLE III

OPERATING RESULTS OF PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of American Realty Capital Trust, Inc., Phillips Edison — ARC Shopping Center REIT, Inc., American Realty Capital Healthcare Trust, Inc. from its inception on August 23, 2010 to December 31, 2011 and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2011 as of the dates indicated.

(dollars in thousands)	American Realty Capital Trust, Inc.				Phillips Edison — ARC Shopping Center REIT Inc.		American Realty Capital Healthcare Trust, Inc.		American Realty Capital Trust III, Inc.
	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2011	Period From August 23, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010
Gross revenues	$129,982	$45,233	$15,511	$5,549	$3,529	$99	$3,314	$—	$795	$—
Profit (loss) on sales of properties	(44)	143	—	—	—	—	—	—	—	—
Less:
Operating expenses	45,041	15,265	1,158	2,002	3,734	727	4,707	1	2,385	—
Interest expense	39,912	18,109	10,352	4,774	811	38	1,189	—	35	—
Depreciation	54,764	17,280	6,581	2,534	1,195	65	1,174	—	414	—
Amortization	14,176	4,374	1,735	522	305	16	361	—	85	—
Net income (loss) before noncontrolling interests – GAAP Basis	(23,955)	(9,652)	(4,315)	(4,283)	(2,516)	(747)	(4,117)	(1)	(2,124)	—
Loss from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net income (loss) attributable to noncontrolling interests–GAAP Basis	(1,121)	(181)	49	—	152	—	32	—	—	—
Net income (loss) GAAP basis	$(25,076)	$(9,833)	$(4,266)	$(4,283)	$(2,364)	$(747)	$(4,085)	$(1)	$(2,124)	$—
Taxable income (loss)
From operations	$(25,032)	$(9,976)	$(4,266)	$(4,283)	$152	$(352)	$(4,085)	$(1)	$(2,124)	$—
From gain (loss) on sale	(44)	143	—		—	—	—	—	—	—
Cash generated from (used by) operations(1)	49,525	9,864	$(2,526)	$4,013	593	201	(2,161)	(1)	(1,177)	—
Cash generated from sales	581	900	—	—	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancing	$50,106	$10,764	$(2,526)	$4,013	$593	$201	$(2,161)	$(1)	$(1,177)	$—
Less: Cash distribution to investors(3)
From operating cash flow	47,524	9,864	$1,818	$296	593	—	—	—	—	—
From sales and refinancing	—	900	—	—	—	—	—	—	294	—
From other(2)	—	647	70	—	122	—	376	—	—	—
Cash generated after cash distributions	$2,582	$(647)	$(4,414)	$3,717	$(122)	$201	$(2,537)	$(1)	$(1,471)	$—
Less: Special items
Cash generated after cash distributions and special items	$2,582	$(647)	$(4,414)	$3,717	$(122)	$201	$(2,537)	$(1)	$(1,471)	$—
Tax and distribution data per $1,000 invested
Federal income tax results:(4)(5)(6)
Ordinary income (loss)
from operations	$—	$(23.55)	$(22.75)	$(0.33)	$0.01	$(0.05)	$—	$—	$—	$—
from recapture	—	—	—	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—	—	—	—
Cash distributions to investors
Source (on GAAP Basis)
Investment income	$—	$1.44	$—	$—	$—	$—	$—	$—	$2.87	$—
Return of capital	43.50	16.78	(13.06)	1.22	0.03	—	5.28	—	—	—
Source (on GAAP basis)
Sales	$—	$1.44	$—	$—	$—	$—	$—	$—	$2.87	$—
Refinancing	—	—	—	—	—	—	—	—	—	—
Operations	43.50	15.75	12.57	1.22	0.02	—	—	—	—	—
Other	—	—	—	—	0.01	—	5.28	—	—	—

(1)	Includes cash paid for interest and acquisition costs
(2)	Distributions paid from proceeds from the sale of common stock.
(3)	There were no distributions made for public programs as of December 31, 2010 for all public programs except American Realty Capital Trust, Inc.
(4)	Based on amounts raised as of the end of each period.
(5)	Federal tax results for the year ended December 31, 2011 is not available as of the date of this filing. Extensions of time to file tax returns for the year ended December 31, 2011 have been filed for each program, and estimated information is provided based on preliminary tax returns by outside accountants.
(6)	There were no pubilc investors for this program as of December 31, 2009 for all public programs except American Realty Capital Trust, Inc.

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of ARC Income Properties, LLC and ARC Income Properties II, LLC, ARC Income Properties III, LLC, ARC Income Properties IV, LLC, and ARC Growth Fund, LLC as of the dates indicated.

(dollars in thousands)		ARC Income Properties, LLC				ARC Income Properties II, LLC				ARC Income Properties III, LLC			ARC Income Properties IV, LLC		ARC Growth Fund, LLC
	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Five Months ended May 16, 2011(2)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Year Ended December 31, 2011	June 24, 2010 (Date of Inception) to December 31, 2010 Period from June 24, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Gross revenues	$4,652	$7,008	$5,347	$1,341	$1,383	$3,507	$3,423	$337	$1,548	$2,237	$341	$1,549	$94	$—	$95	$185	$8
Profit (loss) on sales of properties	—				(44)	143			—			—		—	(251)	(4,682)	9,746
Less:
Operating expenses	122	320	2,847	5	45	113	7	—	51	36	918	86	489	—	234	528	2,004
Interest expense	4,504	6,525	4,993	688	1,690	2,151	2,161	162	1,434	1,359	186	1,134	100	—	—	1,494	597
Interest expense – investors notes	1,323	1,935	1,583	381	430	1,167	1,024	11	671	986	201	446	90	—	—	—	—
Depreciation	2,346	3,519	2,676	909	710	1,748	1,758	200	495	642	127	642	54	—	195	592	344
Amortization	527	976	886	—	268	663	670	—	187	249	42	218	18	—	—	—	—
Net income – GAAP Basis	$(4,170)	$(6,267)	$(7,638)	$(642)	$(1,804)	$(2,192)	$(2,197)	$(36)	$(1,290)	$(1,035)	$(1,133)	$(977)	$(657)	$—	$(585)	$(7,111)	$6,809
Taxable income (loss)
From operations	$(4,170)	$(6,267)	$(7,638)	$(642)	$(1,760)	$(2,335)	$(2,197)	$(36)	$(1,290)	$(1,035)	$(1,133)	$(977)	$(443)	$—	$(334)	$(2,429)	$(2,937)
From gain (loss) on sale	$—	$—	$—	$—	$(44)	$143	$—	$—	$—	$—	$—	$—	$—	$—	$(251)	$(4,682)	$9,746
Cash generated from (used by) operations(3)	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$560	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$(691)	$—	$(330)	$(1,769)	$(3,226)
Cash generated from sales	—	—	—	—	—	246	—	—	—	—	—	—	—	—	—	(447)	11,158
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancing	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$(691)	$—	$(330)	$(2,216)	$7,932
Less: Cash interest payments made to investors
From operating cash flow	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From sales and refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cash generated after cash distributions	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932
Less: Special items
Cash generated after cash distributions and special items	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932

(1)	On September 6, 2011, the real estate assets and certain liabilities of ARC Income Properties, LLC and ARC Income Properties III, LLC were contributed in the formation transaction of ARC Properties, Inc.
(2)	The program ended on May 16, 2011, when the notes were repaid. These properties are still owned by American Realty Capital Trust, Inc
(3)	Includes cash paid for interest including interest payments to investors

Non-public programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for these programs are not presented.

TABLE IV

RESULTS OF COMPLETED PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

NOT APPLICABLE.

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV summarizes the results ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Growth Fund, LLC, each a completed program of our sponsor as of December 31, 2011.

(dollars in thousands) Program name	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC		ARC Growth Fund, LLC
Dollar amount raised	$21,512		$13,000		$11,243		$7,850
Number of properties purchased	62		50		1		52
Date of closing of offering	June 2008		September 2008		September 2009		July 2008
Date of first sale of property	September 2011	(2)	May 2011	(3)	September 2011	(2)	July 2008
Date of final sale of property	September 2011	(2)	May 2011	(3)	September 2011	(2)	December 2010
Tax and distribution data per $1,000 investment through 12/31/2010(1)
Federal income tax results:
Ordinary income (loss)
- From operations	$—		$—		$—		$—
- From recapture	$—		$—		$—		$—
Capital gain (loss)	$—		$—		$—		$—
Deferred gain	$—		$—		$—		$—
Capital	$—		$—		$—		$—
Ordinary	$—		$—		$—		$—
Cash distributions to investors
Source (on GAAP basis)
- Investment income	—		—		—		—
- Return of capital	$19,537		$13,000		$11,243		$7,226
Source (on cash basis)
- Sales	$19,537		$13,000		$11,243		$7,226
- Refinancing	$—		$—		$—		$—
- Operations	$—		$—		$—		$—
- Other
Receivable on net purchase money financing	$—		$—		$—		$—

(1)	Programs is combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for this program is not presented.
(2)	The real estate assets and certain liabilities of these programs were contributed to ARC Properties, Inc. as part of its formation transaction.
(3)	The notes used to purchase these properties were paid off in May 2011, these properties are still owned by American Realty Capital Trust, Inc.

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

The following table summarizes the sales of disposals fo properties by American Realty Capital Trust, Inc., Phillips Edison — ARC Shopping Center REIT, Inc., American Realty Capital Healthcare Trust, Inc. from its inception on August 23, 2010 to December 31, 2011 and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2011 as of December 31, 2011.

(dollars in thousands)

			Selling Price, Net of Closing costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total	Excess (deficiency) of Property Opearting Cash Receipts Over Cash Expenditures(5)
American Realty Capital Trust, Inc.:
PNC Bank Branch -
New Jersey	November – 08	September 2010	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch -
New Jersey	November – 08	January 2011	$79	$502	$—	$—	$581	$502	$178	$680	$1,305

Phillips Edison — ARC Shopping Center REIT, Inc.: Not applicable

American Realty Capital Healthcare Trust, Inc.: Not applicable

American Realty Capital Trust III, Inc.: Not applicable

1)	No purchase money mortgages were taken back by program.
2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
4)	Amounts shown do not include a prorata share of the offering costs. There were no carried interests received in Lieu of commissions on connection with the acquisition of property.
5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

Table V provides summary information on the results of sales or disposals of properties by non-public prior programs. All figures below are through December 31, 2011.

(dollars in thousands)			Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total	Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
ARC Income Properties II, LLC:
PNC Bank Branch – New Jersey	November-08	September-10	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch – New Jersey	November-08	January 2011	79	502	—	—	581	502	178	680	1,305
			$467	$1,014	$—	$—	$1,481	$1,014	$365	$1,379	$2,340
ARC Growth Fund, LLC:
Bayonet Point, FL	July-08	July-08	$628	$—	$—	$—	$628	$—	$642	$642	$—
Boca Raton, FL	July-08	July-08	2,434	—	—	—	2,434	—	2,000	2,000	—
Bonita Springs, FL	July-08	May-09	(459)	1,207	—	—	748	1,207	543	1,750	(29)
Clearwater, FL	July-08	September-08	253	539	—	—	792	539	371	910	(3)
Clearwater, FL	July-08	October-08	(223)	582	—	—	359	582	400	982	(3)
Destin, FL	July-08	July-08	1,358	—	—	—	1,358	—	1,183	1,183	—
Englewood, FL	July-08	November-08	138	929	—	—	1,067	929	632	1,561	(13)
Fort Myers, FL	July-08	July-08	2,434	—	—	—	2,434	—	1,566	1,566	—
Naples, FL	July-08	July-08	2,727	—	—	—	2,727	—	1,566	1,566	—
Palm Coast, FL	July-08	September-08	891	1,770	—	—	2,661	1,770	-530	1,240	(8)
Pompano Beach, FL	July-08	October-08	1,206	2,162	—	—	3,368	2,162	-411	1,751	(8)
Port St. Lucie, FL	July-08	August-09	(60)	654	—	—	594	654	648	1,302	(40)
Punta Gorda, FL	July-08	July-08	2,337	—	—	—	2,337	—	2,143	2,143	—
Vero Beach, FL	July-08	February-09	87	830	—	—	917	830	565	1,395	(13)
Cherry Hill, NJ	July-08	July-08	1,946	—	—	—	1,946	—	2,225	2,225	—
Cranford, NJ	July-08	July-08	1,453	—	—	—	1,453	—	725	725	—
Warren, NJ	July-08	July-08	1,375	—	—	—	1,375	—	1,556	1,556	—
Westfield, NJ	July-08	July-08	2,539	—	—	—	2,539	—	2,230	2,230	—
Lehigh Acres, FL	July-08	August-09	(207)	758	—	—	551	758	752	1,510	(28)
Alpharetta, GA	July-08	December-08	98	914	—	—	1,012	914	617	1,531	(9)
Atlanta, GA	July-08	September-08	825	1,282	—	—	2,107	1,282	862	2,144	(27)
Columbus, GA	July-08	December-08	(43)	111	—	—	68	111	85	196	(3)
Duluth, GA	July-08	July-08	1,851	—	—	—	1,851	—	1,457	1,457	—
Oakwood, GA	July-08	September-08	49	898	—	—	947	898	607	1,505	(1)
Riverdale, GA	July-08	August-09	(104)	471	—	—	367	471	286	757	(12)
Laurinburg, NC	July-08	July-08	188	—	—	—	188	—	197	197	—

(dollars in thousands)			Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total	Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
Haworth, NJ	July-08	July-08	1,781	—	—	—	1,781	—	1,834	1,834	—
Fredericksburg, VA	August-08	August-08	2,432	—	—	—	2,432	—	2,568	2,568	—
Dallas, PA	August-08	August-08	1,539	—	—	—	1,539	—	366	366	—
Virginia Beach, VA	August-08	August-08	1,210	—	—	—	1,210	—	930	930	—
Baytown, TX	August-08	August-08	3,205	—	—	—	3,205	—	1,355	1,355	—
Bradenton, FL	November-08	November-08	778	—	—	—	778	—	748	748	—
Sarasota, FL	November-08	November-08	1,688	—	—	—	1,688	—	867	867	—
Tuscaloosa, AL	November-08	November-08	580	—	—	—	580	—	242	242	—
Palm Harbor, FL	November-08	November-08	1,064	—	—	—	1,064	—	790	790	—
Reading, PA	November-08	November-08	137	—	—	—	137	—	248	248	—
St. Augustine, FL	November-08	November-08	1,936	—	—	—	1,936	—	1,428	1,428	—
Cumming, GA	December-08	December-08	1,227	—	—	—	1,227	—	810	810	—
Suffolk, VA	December-08	February-09	115	172	—	—	287	172	129	301	(1)
Titusville, FL	December-08	December-08	321	—	—	—	321	—	260	260	—
West Caldwell, NJ(1)	December-08	September-09	333	898	—	—	1,231	357	358	715	15
Palm Coast, FL	December-08	December-08	507	—	—	—	507	—	599	599	—
Mableton, GA	December-08	December-08	676	—	—	—	676	—	696	696	—
Warner Robins, GA	January-09	January-09	149	—	—	—	149	—	257	257	—
Philadelphia(1)	January-09	October-09	291	1,474	—	—	1,765	552	1,105	1,657	3
Stockholm, NJ	December-08	November-09	(29)	240	—	—	211	240	438	678	(46)
Sebastian, FL	July-08	December-09	(104)	654	—	—	550	654	1,302	1,956	(102)
Fort Myers, FL	July-08	December-09	(314)	795	—	—	481	795	1,582	2,377	(113)
Seminole, FL	July-08	March-10	—	1,098			1,098	1,098	1,061	2,159	(48)
Port Richey, FL(1)	July-08	December-10	—	544	—	—	544	544	1,086	1,630	(71)
Punta Gorda, FL(1)	July-08	December-10	—	690	—	—	690	690	1,550	2,240	(72)
Lawrenceville, GA(1)	July-08	December-10	—	695	—	—	695	695	1,381	2,076	(73)
Norristown, PA(1)	July-08	December-10	—	471	—	—	471	471	943	1,414	(83)
			$43,243	$20,838	$—	$—	$64,081	$19,375	$47,850	$67,225	$(788)

(1)	Sale of Property was to related party.
(2)	No purchase money mortgages were taken back by program.
(3)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(4)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(5)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in Lieu of commissions on connection with the acquisition of property.
(6)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

APPENDIX A-1: PRIOR PERFORMANCE OF AMERICAN FINANCIAL REALTY TRUST

AMERICAN FINANCIAL REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2006, 2005 and 2004
(In thousands, except per share data)

	Year Ended December 31,
	2006	2005	2004
Revenues:
Rental income	$253,485	$219,689	$148,695
Operating expense reimbursements	166,712	155,181	81,101
Interest and other income	6,425	5,202	3,143
Total revenues	426,622	380,072	232,939
Expenses:
Property operating expenses:
Ground rents and leasehold obligations	14,336	13,427	8,726
Real estate taxes	42,868	35,232	21,659
Property and leasehold impairments	5,500	144	446
Other property operating expenses	166,310	142,148	73,730
Total property operating expenses	229,014	190,951	104,561
Marketing, general and administrative	24,934	24,144	23,888
Broken deal costs	176	1,220	227
Repositioning	9,065	—	—
Amortization of deferred equity compensation	8,687	10,411	9,078
Outperformance plan – contingent restricted share component	—	—	(5,238)
Severance and related accelerated amortization of deferred compensation	21,917	4,503	1,857
Interest expense on mortgages and other debt	142,432	120,514	72,121
Depreciation and amortization	126,307	115,439	74,427
Total expenses	562,532	467,182	280,921
Loss before net gain on sale of land, equity in loss from joint venture, net loss on investments, minority interest and discontinued operations	(135,910)	(87,110)	(47,982)
Gain on sale of land	2,043	1,596	80
Equity in loss from joint venture	(1,397)	—	—
Net loss on investments	—	(530)	(409)
Loss from continuing operations before minority interest	(135,264)	(86,044)	(48,311)
Minority interest	2,686	1,984	1,835
Loss from continuing operations	(132,578)	(84,060)	(46,476)
Discontinued operations:
Loss from operations before yield maintenance fees, net of minority interest of $1,850, $3,062 and $114 for the years ended December 31, 2006, 2005 and 2004, respectively	(79,174)	(29,182)	(1,252)
Yield maintenance fees, net of minority interest of $15,564, $16 and $103 for the years ended December 31, 2006, 2005 and 2004, respectively	(46,402)	(567)	(3,060)
Net gains on disposals, net of minority interest of $74,046, $562 and $934 for the years ended December 31, 2006, 2005 and 2004 respectively	237,556	20,194	28,543
Income (loss) from discontinued operations	111,980	(9,555)	24,231
Net loss	$(20,598)	$(93,615)	$(22,245)
Basic and diluted income (loss) per share:
From continuing operations	$(1.04)	$(0.71)	$(0.45)
From discontinued operations	$0.87	$(0.07)	$0.23
Total basic and diluted loss per share	$(0.17)	$(0.78)	$(0.22)

A-1-1

AMERICAN FINANCIAL REALTY TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006, 2005 and 2004
(In thousands)

	Year Ended December 31,
	2006	2005	2004
Cash flows from operating activities:
Net loss	$(20,598)	$(93,615)	$(22,245)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	137,420	138,990	93,241
Minority interest	53,946	(4,500)	(1,118)
Amortization of leasehold interests and intangible assets	36,351	38,887	18,145
Amortization of above- and below-market leases	1,160	(120)	1,539
Amortization of deferred financing costs	13,708	12,656	5,006
Amortization of deferred compensation	13,031	13,440	10,273
Amortization of discount on pledged treasury securities	(359)	—	—
Non-cash component of Outperformance Plan	—	—	(5,238)
Non-cash compensation charge	273	262	244
Impairment charges	65,116	3,581	4,060
Net equity in loss from joint venture	1,397	—	—
Net gain on sales of properties and lease terminations	(315,077)	(23,006)	(30,076)
Net loss on sales of investments	—	530	409
Increase in restricted cash	(3,792)	(17,646)	(21,246)
Leasing costs	(18,154)	(8,404)	(17,349)
Payments received from tenants for lease terminations	1,947	440	2,061
Decrease (increase) in operating assets:
Tenant and other receivables, net	(23,405)	(19,601)	(22,055)
Prepaid expenses and other assets	(2,777)	(81)	(16,466)
Increase (decrease) in operating liabilities:
Accounts payable	4,447	(709)	3,138
Accrued expenses and other liabilities	(3,034)	(10,469)	44,972
Deferred revenue and tenant security deposits	31,711	50,002	71,325
Net cash (used in) provided by operating activities	(26,689)	80,637	118,620
Cash flows from investing activities:
Payments for acquisitions of real estate investments, net of cash acquired	(192,669)	(806,951)	(2,006,703)
Capital expenditures	(50,043)	(41,559)	(15,786)
Proceeds from sales of real estate and non-real estate assets	1,421,613	125,583	245,990
(Increase) decrease in restricted cash	590	1,601	(10,461)
Investment in joint venture	(23,300)	—	—
Sales of investments	1,116	21,240	52,880
Purchases of investments	(33,082)	(659)	(10,032)
Net cash provided by (used in) investing activities	1,124,225	(700,745)	(1,744,112)
Cash flows from financing activities:
Repayments of mortgages, bridge notes payable and credit facilities	(1,207,580)	(594,063)	(274,398)
Proceeds from mortgages, bridge notes payable and credit facilities	327,878	1,108,652	1,531,425
Proceeds from issuance of convertible senior notes, net	—	—	434,030
Payments for deferred financing costs, net	(2,118)	(838)	(25,758)
Proceeds from common share issuances, net	1,185	244,442	7,552
Redemption of Operating Partnership units	—	(4,405)	(31,112)
Contributions by limited partners	—	353	—
Dividends and distributions	(221,140)	(134,395)	(116,799)
Net cash (used in) provided by financing activities	(1,101,775)	619,746	1,524,940
Decrease in cash and cash equivalents	(4,239)	(362)	(100,552)
Cash and cash equivalents, beginning of year	110,245	110,607	211,159
Cash and cash equivalents, end of year	$106,006	$110,245	$110,607
Supplemental cash flow and non-cash information:
Cash paid for interest	$248,170	$166,533	$76,582
Cash paid for income taxes	$687	$24	$1,693
Debt assumed in real estate acquisitions	$—	$78,645	$48,072
Operating Partnership units issued to acquire real estate	$—	$—	$35,867
Non-cash acquisition costs	$—	$2,367	$—

A-1-2

APPENDIX A-2: RESULTS OF NICHOLAS S. SCHORSCH’S COMPLETED PROGRAMS
(unaudited)

Year	Number of Properties Acquired	Aggregate Purchase Price of Properties Acquired	Number of Properties Sold	Aggregate Gross Proceeds from Sale of Properties	Aggregate Net Gain on Sales	Number of Properties Sold to AFRT	Aggregate Gross Proceeds from Sale of Properties to AFRT	Aggregate Net Gain on Sales to AFRT
1998	105	$22,373,000	15	$8,054,000	$4,227,000	—	$—	$—
1999	33	18,825,000	16	8,418,000	4,468,000	—	—	—
2000	8	142,931,000	33	21,871,000	8,934,000	—	—	—
2001	71	24,126,000	45	22,921,000	4,107,000	—	—	—
2002	59	64,030,000	63	32,130,000	11,377,000	93	230,500,000	N/A	(1)
2003	—	—	11	54,347,000	2,567,000	—	—	—
Total	276	$272,285,000	183	$147,741,000	$35,680,000	93	$230,500,000	$—

(1)	The consideration received was principally limited partnership units in AFRT’s operating partnership and some cash. The net aggregate gain on the sale to AFRT can not be determined since the registrant has no information as to what each investor did with his or her limited partnership units after the initial transfer to AFRT in 2002.

A-2-1

American Realty Capital
New York Recovery REIT

American Realty Capital New York Recovery REIT
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")**

▸ State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment:

Acct# ________________

Investment Amount

$ ________________________

▸ *$2,500 minimum investment*

▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

■ **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.

■ **For all other investments:**

▸ **Make checks payable to:** American Realty Capital New York Recovery REIT, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*

☐ **Tenants in Common –** *All parties must sign & initial.*

☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** *– Owner and custodian signature required.*

State of ______ Custodian for ________________

☐ **Estate –** *Personal representative signature required.*

Name of Executor: ________________

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ________________

☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death[(1)] –** *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ________________

Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ________________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* __________

Name of Custodian or Trustee __________

Mailing Address __________

City, State, Zip __________

Business Phone __________

Custodian/Trust/Business Entity Tax ID# __________

Account # __________

Name of Custodian or Other Administrator __________

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner __________

Date of Birth __________

Social Security Number or Taxpayer ID # __________

Legal Address (No P.O. Boxes) __________

City, State, Zip __________

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: __________ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor __________

Entity Name __________

Date of Birth __________

Social Security Number or Taxpayer ID# __________

If Non-U.S. Citizen, specify Country of Citizenship __________

Mailing Address (if different than legal address) __________

City, State, Zip __________

Home Phone __________

Business Phone __________

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: __________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): __________

Account No. (required): __________

☐ Foreign national identity documents Bank Name (required): __________

Phone No. (required): __________

Number for the document checked above and country of issuance: __________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.
Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-1-2

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.*

** Tennessee investors cannot participate in the Automatic Purchase Plan.*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital New York Recovery REIT, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

3 *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital New York Recovery REIT, Inc. or its agent, DST Systems, Inc. (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital New York Recovery REIT, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital New York Recovery REIT, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital New York Recovery REIT, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital New York Recovery REIT, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital New York Recovery REIT, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/We acknowledge receipt of the final Prospectus of NYRR, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of NYRR, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the NYRR offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in NYRR shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in NYRR shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobile).*		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the NYRR offering with the Securities Division.		
Alabama residents only: In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in the NYRR offering and other similar offerings.		
Tennessee residents only: In addition to the suitability requirements described above, investors' maximum investment in NYRR shares and its affiliates shall not exceed 10% of the resident's net worth.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in NYRR and its affiliates cannot exceed 10% of the Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in NYRR.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in NYRR should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).*		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

C-1-4

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

SIGNATURE OF OWNER AND CO-OWNER ***(ALL INVESTORS MUST SIGN)***

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ____________

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date
Signature of Joint Owner, if applicable	Print Name	Date

C-1-5

6[b]

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

What Number to Give the Requester. – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee[1]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner[1]
5. Sole proprietorship or single-owner LLC	The owner[3]

For this type of account:	Given the EIN of:
6. Sole proprietorship or single-owner LLC	The owner[3]
7. A valid trust, estate, or pension trust	The legal entity[4]
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

C-1-6

6b

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf.* You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

C-1-7

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ____________________

Representative # ____________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ____________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ____________________

Date ____________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ____________________

Date ____________________

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail

For Overnight Deliveries

FOR COMPANY USE ONLY:

Amount ____________________

Date ____________________

Check/Wire# ____________________

Account # ____________________

Registered Representative # ____________________

Firm # ____________________

Custodian ID# ____________________

Transfer Agent Reviewer ____________________

C-1-8

ARCT III | ARC DailyNAV | ARC-HT | NYRR | ARC Retail | BDCA | PE-ARC | UDFIV

Multi-Offering SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

8

C-2-1

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

† **Texas investors cannot subscribe to the ARC Daily NAV offering until this offering has raised at least $10 million in other states.**

Investment		Investment Amount
☐ **American Realty Capital Trust III, Inc. ("ARCT III")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")†** ▸ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail** (or) ☐ *Institutional*** ☐ Additional Investment: ☐ *Retail** (or) ☐ *Institutional*** Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust, Inc. ("ARC-HT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$1,000 minimum investment*
☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment*
☐ **United Development Funding IV ("UDFIV")‡** ▸ State in which sale was made: ______ ‡ *Stated share price of $20 per share*	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$1,000 minimum investment if purchased through IRA or other qualified account* ▸ *$1,000 minimum for additional investments*

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARCT III, ARC Daily NAV** ***(except ARC Daily NAV investors in OH and PA)*****, ARC-HT, ARC Retail** ***(except ARC Retail investors in OH and PA)*****, NYRR, BDCA, PE-ARC** ***(except PE-ARC investors in PA)*** **and UDFIV, make checks payable to the respective offering:** American Realty Capital Trust III, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust, Inc. (or) American Realty Capital New York Recovery REIT, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) Business Development Corporation of America (or) Phillips Edison – ARC Shopping Center REIT, Inc. (or) United Development Funding IV.
  - **For ARC Retail investors in OH and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc.
  - **For PE-ARC investors in PA, make checks payable to:** Wells Fargo Bank, NA, Escrow Agent for Phillips Edison – ARC Shopping Center REIT, Inc.
  - **For ARC Daily NAV investors in OH and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
  State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.*
  Name of Executor: ______
  Include a copy of the court appointment.
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
  Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______
  Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-2-3

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Footnotes:

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Ohio investors in ARCT III, ARC Daily NAV and ARC Retail, cannot participate in the Distribution Reinvestment Plan. Other Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the Distribution Reinvestment Plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Trust III, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, DST Systems, Inc. (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Distributions

AMERICAN REALTY CAPITAL TRUST III, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Trust III, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.

▸ *I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

UNITED DEVELOPMENT FUNDING IV

▸ *I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-4

5a	Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **Business Development Corporation of America** ☐ **Phillips Edison – ARC Shopping Center REIT, Inc.** ☐ **United Development Funding IV**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee (or ARC-HT investors in South Carolina) may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.

C-2-5

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Investors of ALL Offerings *(Continued)*:		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for any offering with the Securities Division.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.		
For American Realty Capital Trust III, Inc. ("ARCT III") Investors Only:		
I/We acknowledge receipt of the final Prospectus of ARCT III, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of ARCT III, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer and its affiliates should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARCT III and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in ARCT III shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT III offering not to exceed 10% of the Kentucky investor's liquid net worth.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in ARCT III and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARCT III offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:		
I/We acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Daily NAV has received an aggregate of $75,000,000 in subscriptions. For Ohio investors, we will not release subscriptions from escrow until ARC Daily NAV has received $20,000,000 in subscriptions.

C-2-6

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only *(Continued)***:**		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in ARC Daily NAV and its affiliates and meet one of the established suitability standards.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth. **Texas investors may not subscribe to the ARC Daily NAV offering until this offering has raised at least $10 million in other jurisdictions.**		

For American Realty Capital Healthcare Trust, Inc. ("ARC-HT") Investors Only:		
I/We acknowledge receipt of the final Prospectus of ARC-HT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of ARC-HT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC-HT should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in ARC-HT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT offering not to exceed 10% of the Kentucky investor's liquid net worth.		
California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor's maximum investment in ARC-HT shares not to exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in ARC-HT and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only:		
I/We acknowledge receipt of the final Prospectus of NYRR, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.

C-2-7

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only *(Continued)*:		
I/We acknowledge that shares are not liquid.		
If an affiliate of NYRR, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the NYRR offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in NYRR and its affiliates cannot exceed 10% of the Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in NYRR should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		

For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only:	Owner	Co-Owner
I/We acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Massachusetts, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Retail has received an aggregate of $75,000,000 in subscriptions. We will not release proceeds from Ohio investors until we have raised an aggregate of $20,000,000 in subscriptions.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth.		
Mississippi residents only: In addition to the suitability standards above, shares will only be sold to Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in ARC Retail and other similar offerings.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in ARC Retail and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

C-2-8

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only:		
I/We acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Massachusetts residents only: Investors who reside in the state of Massachusetts must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Massachusetts investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Oregon residents only: In addition to the general suitability requirements described above, the investor's maximum investment in BDCA shares and its affiliates shall not exceed 10% of his or her net worth.		
Nebraska residents only: Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles.		
Oklahoma residents only: Purchases by Oklahoma investors should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles).*		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
North Dakota residents only: BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: In addition to the suitability standards above, the state of Ohio requires that each Ohio investor will limit his or her investment in BDCA common stock to a maximum of 10% of his or her net worth.		
New Mexico residents only: In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor's net worth.		

For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC") Investors Only:		
Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of PE-ARC.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.

C-2-9

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC") Investors Only *(Continued)*:		
If an affiliate of PE-ARC, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in PE-ARC should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).*		
Maine, Massachusetts, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in PE-ARC and its affiliates cannot exceed 10% of the Maine, Massachusetts, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the PE-ARC offering not to exceed 10% of the Kentucky investor's liquid net worth.		

For United Development Funding IV ("UDFIV") Investors Only:		
I/We have received the final prospectus of UDF IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of UDF IV.		
I/We am/are purchasing shares for my/our own account and I/we acknowledge that the shares are not liquid and there is no public market for this investment.		
I/We am/are not an Unacceptable Investor, as such term is defined in the prospectus under "Suitability Standards - Restrictions Imposed by the USA PATRIOT Act and Related Acts."		
California residents only: I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000.		
Iowa residents only: This investment, when added to my/our investments in similar programs, does not exceed 10% of my/our liquid net worth.		
Massachusetts residents only: I/We have, excluding the value of my/our home, furnishings, and automobiles, a gross annual income of at least $85,000 and a net worth of at least $330,000. I/We acknowledge the recommendation of the Massachusetts Securities Division that I/we should limit my/our aggregate investment in UDF IV and other similar investments to no more than 10% of my/our liquid net worth.		
Oregon and Pennsylvania residents only: This investment does not exceed 10% of my/our liquid net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

C-2-10

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA or UDFIV.

SIGNATURE OF OWNER AND CO-OWNER ***(ALL INVESTORS MUST SIGN)***

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) __________

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal

Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date

Signature of Joint Owner, if applicable	Print Name	Date

C-2-11

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

What Number to Give the Requester. – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee [1]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner [1]
5. Sole proprietorship or single-owner LLC	The owner [3]

For this type of account:	Given the EIN of:
6. Sole proprietorship or single-owner LLC	The owner [3]
7. A valid trust, estate, or pension trust	The legal entity [4]
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

***Note:** If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf.* You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

C-2-12

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ______

Mailing Address ______

City, State, Zip ______

Business Phone # (Required) ______

Fax Phone # ______

E-mail Address ______

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______

Representative # ______

Registered Representative or Advisor [I.A.] Address or P.O. Box ______

City, State, Zip ______

Business Phone # (Required) ______

Fax Phone # ______

E-mail Address ______

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______

Date ______

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______

Date ______

C-2-13

8

IMPORTANT: Please note that there are state-specific mailing addresses for the following offerings: ARC Daily NAV, ARC Retail, and PE-ARC.

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail	For Overnight Deliveries
American Realty Capital Trust III, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Trust III, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital Daily Net Asset Value Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Daily Net Asset Value Trust, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital Healthcare Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Healthcare Trust, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital New York Recovery REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital New York Recovery REIT, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital – Retail Centers of America, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital – Retail Centers of America, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
Business Development Corporation of America c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**Business Development Corporation of America** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
Phillips Edison–ARC Shopping Center REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**Phillips Edison–ARC Shopping Center REIT, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
United Development Funding IV c/o DST Systems, Inc P.O. Box 219096, Kansas City, MO 64121-9096	**United Development Funding IV** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407

State-Specific Mailing Address Differences for ARC Daily NAV, ARC Retail and PE-ARC:

- **For ARC Retail investors in OH and PA, and PE-ARC investors in PA, mail to:**

American Realty Capital – Retail Centers of America, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

Philips Edison – ARC Shopping Center REIT, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

- **For ARC Daily NAV investors in OH and PA, mail to:**

American Realty Capital Daily Net Asset Trust, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

FOR COMPANY USE ONLY:

Amount ______________________

Date ______________________

Check/Wire# ______________________

Account # ______________________

Registered Representative # ______________________

Firm # ______________________

Custodian ID# ______________________

Transfer Agent Reviewer ______________________

C-2-14

APPENDIX E

LETTER OF DIRECTION

      , 20

American Realty Capital New York Recovery REIT, Inc.
c/o DST Systems, Inc.
430 W 7th Street
Kansas City, Missouri 64105-1407

Re:	Registered Investment Advisory Fees Account No. (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to , my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by American Realty Capital New York Recovery REIT, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

$     ; or

    % of Asset Value (calculated on a 365-day calendar year basis) to be paid by the Company on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*	This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, Alabama, Maryland or Ohio investors.

E-1